PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT is made and entered into this 14th day of October, 1998, by and among Data Transmission Network Corporation, a Delaware corporation (hereinafter referred to as "DTN"), Asset Growth Corporation, a Delaware corporation (hereinafter referred to as "AGC"), Marcia C. Kennedy, a shareholder of AGC (hereinafter referred to as "Kennedy"), and Scott L. Brown , a shareholder of AGC (hereinafter referred to as "Brown"). Brown and Kennedy are sometimes hereinafter collectively referred to as the "Stockholders" and each individually referred to as a "Stockholder").

                                    RECITALS:

         A. AGC is engaged in the negotiation and attempted acquisition of various businesses (the "Targeted Businesses") owned and operated by Paragon Software, Inc., an Illinois corporation ("Paragon"), A-T Financial Information, Inc., an Illinois corporation ("ATFI"), Nirvana Systems, Inc., a Texas corporation, Neurel Applications Corporation, an Iowa corporation, and Expert Trading Ltd., a Maryland limited partnership doing business as Traders Library.

         B. The parties hereto desire to enter into this Agreement regarding the purchase by a subsidiary of DTN (hereinafter referred to as "Newco") of the rights of AGC to acquire Paragon.

         C. Assuming the consummation of the acquisition of Paragon by Newco, DTN and AGC wish to provide for the management of Paragon by AGC until consummation of the acquisition of ATFI by AGC.

         D. Contemporaneously with the acquisition of ATFI by AGC, the parties desire for Newco to acquire ninety percent of all shares of capital stock of AGC issued and outstanding at that time.

         E. Assuming the consummation of the acquisitions of Paragon by Newco and ATFI by AGC, DTN and the Stockholders wish to provide for the employment of the Stockholders by AGC and Stock Redemption Agreements between AGC and the Stockholders.

         In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, AGC, the Stockholders and DTN, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Terms Defined Above. As used in this Agreement, the terms "DTN", "AGC", "Kennedy", "Brown", "Stockholders", "Stockholder", "Targeted Businesses", "Newco", "Paragon", and "ATFI" shall have the respective meanings indicated above.
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         1.02 Certain Defined Terms. In addition, the following terms shall have the indicated meanings, unless the context otherwise requires:

              "Agreement" shall mean this Purchase Agreement, as the same may be amended or supplemented from time to time.

              "ATFI Purchase Agreement" shall mean a definitive agreement entered into between AGC and ATFI regarding the acquisition by AGC of all of the capital stock or substantially all of the assets of ATFI, which agreement shall be in all aspects acceptable to DTN in its sole and absolute discretion.

              "ATFI Purchase Price" shall mean the aggregate cash payment to ATFI or its shareholders as consideration for the purchase as provided in the ATFI Purchase Agreement.

              "Closing" shall mean the contemporaneous consummation of the purchase and sale transactions contemplated in the ATFI Purchase Agreement and the Stock Purchase Agreement.

              "DTN Revolving Credit Rate" shall mean the rate per annum charged to DTN from time to time under its bank revolving credit facility.

              "Other Contract Rights" shall mean those preliminary, pending or definitive contracts, understandings, proposals or other agreements, written or oral, of AGC regarding the acquisition or proposed acquisition by AGC of all of the capital stock of the owners of the Targeted Businesses other than Paragon and ATFI or substantially all of the assets of the Targeted Businesses other than the businesses of Paragon and ATFI, which rights shall be in all aspects acceptable to DTN in its sole and absolute discretion.

              "Paragon Purchase Agreement" shall mean the definitive agreement to be entered into between AGC and Paragon regarding the acquisition by AGC of all of the capital stock of Paragon, which agreement shall be in the form of attached hereto as Exhibit A.

              "Paragon Purchase Price" shall mean the aggregate cash payment to the shareholders of Paragon as consideration for the purchase of the capital stock of Paragon as provided in the Paragon Purchase Agreement.

              "Person"   shall   mean   any   individual,   firm,   corporation,
         partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) to such entity.

              "Stock Purchase Agreement" shall mean the definitive agreement to be entered into among Newco and the Stockholders regarding the

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         acquisition by Newco from the  Stockholders of ninety percent of all of the issued and outstanding capital stock of AGC, which agreement shall be in the form attached hereto as Exhibit B.


                                   ARTICLE II
                             ACQUISITION OF PARAGON

         2.01 Assignment of Paragon Purchase Agreement. Contemporaneously with the execution of this Agreement, AGC shall sell, transfer, assign, convey and deliver to Newco all of AGC's right, title and interest as purchaser under the Paragon Purchase Agreement by a duly executed assignment in form and substance acceptable to DTN to effectively vest in Newco all right, title and interest of purchaser under the Paragon Purchase Agreement, free and clear of all liens, encumbrances, security interests, actions, claims and equities of any kind whatsoever. In lieu of AGC's assignment as provided in this paragraph, AGC and DTN may agree to have Newco enter into the Paragon Purchase Agreement directly with Paragon.

         2.02 Assumption of Paragon Purchase Agreement. From and after the assignment to Newco of AGC's interest in the Paragon Purchase Agreement pursuant to Section 2.01, DTN shall cause Newco to assume and perform all of the obligations of the purchaser under the Paragon Purchase Agreement, including, but not limited to, payment of the Paragon Purchase Price. To finance the Paragon Purchase Price, DTN shall make a capital contribution to Newco of cash in the amount of twenty percent (20%) of the Paragon Purchase Price and DTN shall loan to Newco eighty percent (80%) of the Paragon Purchase Price.

         2.03 Management Agreement. Contemporaneously with the execution of this Agreement, AGC shall execute and deliver to DTN, and DTN shall cause Newco to execute and deliver to AGC, the Management Agreement in the form attached as Exhibit C.

         2.04 AGC's Deliveries. Contemporaneously with the execution of this Agreement, AGC shall deliver to DTN the following:

              (i) A certificate from the Secretary of State of the State of Delaware, dated within thirty days of the date of this Agreement, to the effect that AGC is in existence and is in good standing with respect to the payment of all franchise and related taxes;

              (ii) Certificates from the appropriate governmental authority of each state wherein the business conducted by AGC makes qualification necessary, dated within thirty days of the date of this Agreement, to the effect that AGC is duly qualified as a foreign corporation and is in good standing with respect to the payment of all franchise and related taxes;

              (iii) A certificate of the Secretary of AGC, dated as of the date of this Agreement, certifying (a) the Certificate of
                     Incorporation   and  Bylaws  of  AGC,  (b)  all   corporate

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                     resolutions adopted by the shareholders and/or directors of
                     AGC as necessary to approve AGC's execution and performance of this Agreement and (c) that the representations and warranties of AGC contained in this Agreement are true and correct on the date of this Agreement; and

              (iv) Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by DTN to effect and consummate fully the transactions contemplated in this Article II.


                                   ARTICLE III
                      PURSUIT AND ANALISIS OF ACQUISITIONS

         3.01 Negotiation of Acquisitions. From and after the date of this Agreement, AGC and the Stockholders shall use their best efforts and due diligence to enter into the ATFI Purchase Agreement prior to December 31, 1998, and to pursue the Other Contract Rights. The parties hereto shall cooperate fully in connection with the negotiation and pursuit of the ATFI Purchase Agreement and the Other Contract Rights and AGC shall allow DTN to actively participate in such negotiations. Such cooperation shall include AGC's and the Stockholders' furnishing to DTN all relevant and material information concerning ATFI and the target companies under the Other Contract Rights and the negotiations and proceedings related to such proposed acquisitions.

         3.02 Due Diligence Review by DTN. Between the date of this Agreement and the Closing, AGC and the Stockholders will cause AGC to afford DTN and its representatives prompt and full access to all information, books and records in their possession or control pertaining to or concerning ATFI and the target companies under the Other Contract Rights and the negotiations and proceedings related to such proposed acquisitions and use their best efforts to cause ATFI and the target companies under the Other Contract Rights to furnish DTN and its representatives all information, books and records in their possession or control pertaining to or concerning their businesses, including, without limitation, their financial and operating data and other information with respect to the businesses and properties of such entities for the purpose of permitting DTN to make such investigations of such businesses, properties, and financial and legal conditions as DTN deems necessary or desirable to familiarize itself therewith. In addition, AGC and the Stockholders will promptly notify DTN in writing of any significant developments known to them regarding ATFI and the target companies under the Other Contract Rights.



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                                   ARTICLE IV
                      ACQUISITION OF ATFI AND STOCK OF AGC

         4.01 Stock Purchase Agreement. Subject to the terms and conditions set forth in this Article IV, at the Closing the Stockholders and Newco shall execute, deliver and consummate the transactions contemplated by the Stock Purchase Agreement.

         4.02 Contributions to Capital of AGC. Contemporaneously with the Closing, DTN shall cause Newco to make a capital contribution to AGC of (i) cash in the amount of twenty percent (20%) of the ATFI Purchase Price, (ii) cash in the amount referred to in Section 4.06(m) to fund AGC's obligations to shareholders of AGC other than the Stockholders, and (iii) all of the capital stock of Paragon, free and clear of all liens and encumbrances other than the obligation to repay to DTN the sum of eighty percent (80%) of the Paragon Purchase Price plus interest thereon at the DTN Revolving Credit Rate from the date of this Agreement until repaid. AGC shall assume at Closing the indebtedness referred to in clause (iii) of the preceding sentence. Contemporaneously with the Closing, DTN shall loan to AGC eighty percent (80%) of the ATFI Purchase Price, which loan shall bear interest at the DTN Revolving Credit Rate from the date of Closing until repaid. AGC shall execute and deliver to DTN at Closing documentation acceptable to DTN to evidence its payment obligations referred to in this paragraph, which shall be payable to DTN on demand, or such obligations may be accounted for internally by DTN.

         4.03 Employment Agreements. Contemporaneously with the Closing, AGC and each of the Stockholders shall enter into an Employment Agreement in the form attached hereto as Exhibit E.

         4.04 Stock Redemption Agreements. Contemporaneously with the Closing, AGC and each of the Stockholders shall enter into a Stock Redemption Agreement in the form attached hereto as Exhibit F.

         4.05 Conduct of Business of AGC. During the period from the date of this Agreement to the Closing, AGC shall (i) conduct its business and operations according to its ordinary course of business consistent with past practice except as otherwise provided in this Section 4.05, and (ii) use its best efforts to preserve intact its business organization and its relationship with the owners of the Targeted Businesses, its employees, and others having business relationships with it, except as may otherwise be agreed by AGC and DTN. Without limiting the generality of the foregoing, prior to the Closing without the prior written consent of DTN, AGC shall not:

         (a) change or amend its Certificate of Incorporation or By-laws (or similar governing documents);

         (b) (i) create, incur or assume any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than normal operating expenses incurred in the ordinary course of business consistent with past practice (except for liability of AGC incurred in connection with the redemption of stock from its existing shareholders as provided in this Agreement) or (ii) pay any debt, liability or obligation of any

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kind other than current liabilities  incurred in the ordinary course of business consistent with past practice or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or make any loans or advances to any person; provided, however, normal operating expenses incurred in the ordinary course of business will be considered consistent with past practices regardless that such items were received free of charge by AGC in the past, including without limitation office and equipment rental and administrative services.

         (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of AGC, or redeem or otherwise acquire any of the capital stock of AGC or split, combine or otherwise similarly change the capital stock of AGC or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

         (d) (i) change in any manner the rate or terms of compensation or bonus payable or to become payable to any director, officer or employee (except AGC shall be allowed to pay to the Stockholders the management fees received pursuant to the Management Agreement referred to in Section 2.03, to the extent such fees are not needed to pay expenses and liabilities incurred by AGC) or
(ii) change in any manner the rate or terms of any insurance, pension, severance, or other employee benefit plan, payment or arrangement made to, for or with any employees;

         (e) discharge or satisfy any lien other than in the ordinary course of business and consistent with past practice or subject to any lien any of its assets or properties;

         (f) except as otherwise permitted in this Section 4.05, enter into any agreement or commitment for any borrowing, capital expenditure or capital financing in excess of $1,000 individually or in the aggregate;

         (g) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it in each case other than in the ordinary course of business consistent with past practice;

         (h) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any material property or assets of any other individual, firm, corporation or entity, except as contemplated in this Agreement;

         (i) take any action to permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage and which are obtainable on substantially the same economic terms are in full force and effect; provided, however that if AGC shall receive notice of any such cancellation or termination, it shall so notify DTN promptly upon receipt thereof and, if feasible upon the payment of a premium which is not materially greater than the premium payable under such terminated or canceled policy,

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

obtain simultaneously with such termination or cancellation such replacement policies;

         (j) license, transfer, grant, waive, release, permit to lapse or otherwise fail to preserve any of its material proprietary rights or contract rights, or dispose of or permit to lapse any material license, permit or other form of authorization;

         (k) terminate or amend or fail to perform any of its obligations under any contract to which its is a party or take any other action which would have a material adverse effect on AGC; or

         (l) enter into an agreement to do any of the things described in clauses (a) through (k) above.

         4.06  Conditions to the  Obligations of DTN to Effect the  Transactions
Contemplated in Article IV. The obligations of DTN to effect the transactions contemplated in Article IV shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by DTN in writing:

         (a) AGC and the Stockholders shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement and in the Stock Purchase Agreement required to be performed and complied with by them at or prior to the Closing and all the representations and warranties of AGC and the Stockholders set forth in this Agreement and in the Stock Purchase Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, and DTN shall have received certificates to that effect signed by a duly authorized officer of AGC and the Stockholders together with such other documents, instruments and writings required to be delivered by the Stockholders or by AGC at or prior to the Closing pursuant to this Agreement, the Stock Purchase Agreement or otherwise required in connection herewith.

         (b) AGC and the Stockholders shall have delivered to DTN (i) copies of AGC's Certificate of Incorporation including all amendments thereto certified by the Secretary of State of the State of Delaware, (ii) certificate from the Secretary of State to the effect that AGC is in good standing and listing all charter documents of AGC on file, and (iii) a certificate from the appropriate governmental authority of each state wherein the business conducted by AGC makes qualification necessary, dated within thirty days of the date of this Agreement, to the effect that AGC is duly qualified as a foreign corporation and is in good standing with respect to the payment of all franchise and related taxes.

         (c) Prior to the Closing, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of AGC, from the date of this Agreement, and the Stockholders shall have delivered to DTN a certificate, dated as of the Closing, to such effect.

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         (d) No action or  proceedings  which have a  reasonable  likelihood  of success shall have been instituted or threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (e) Each  party  hereto  shall have  received  all  material  consents, waivers, approvals, licenses or other authorizations required from any governmental or non-governmental entity for the execution, delivery and performance of the Stock Purchase Agreement and the ATFI Purchase Agreement by the parties thereto.

         (f) The consummation by AGC of the purchase and sale transaction contemplated in the ATFI Purchase Agreement upon terms acceptable to DTN in its sole and absolute discretion and the approval of all aspects and the status of the Other Contract Rights by DTN in its sole and absolute discretion.

         (g)  DTN  shall  have   received  an  opinion   from   counsel  to  the
Stockholders, dated as of the Closing, in form and substance satisfactory to DTN and its counsel, to the effect set forth in Exhibit D hereto.

         (h) No injunction or other court order requiring that any part of the business or assets of AGC be held separate or divested or that any business or assets of DTN or any affiliate of DTN be divested, or imposing or involving any conditions on DTN or its affiliates or AGC, which could be reasonably expected to have a material adverse effect on the assets, liabilities, business, financial condition, prospects or results of operations of either DTN or any affiliate of DTN on the one hand, or AGC on the other hand, shall be in effect and no proceedings shall be pending by or before, or threatened in writing by or before, any governmental body or court of competent jurisdiction with respect thereto.

         (i) AGC shall not have taken any of the actions set forth in Section 4.05(a) - (l) without the prior written consent of DTN.

         (j) DTN shall have received satisfactory evidence of the resignation as of the time of Closing of such of the present officers and directors of AGC as DTN may request prior to Closing.

         (k) There shall not be in effect at the Closing any contractual provisions restricting the ability of AGC or any affiliate thereof to conduct any business or compete with any person or restricting the area in which it may conduct any business.

         (l) DTN and its counsel shall have approved (i) the form of stock certificates and related instruments of transfer to be delivered to Newco at the Closing, (ii) all other proceedings to be effected at the Closing or otherwise in connection with the transactions contemplated by the Stock Purchase Agreement and the ATFI Purchase Agreement, and (iii) all other documents and instruments to be delivered at the Closing or otherwise in connection with the transactions contemplated by the Stock Purchase Agreement and the ATFI Purchase Agreement.

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         (m) AGC shall  redeem all of the  capital  stock  held by its  existing shareholders (other than the Stockholders) for an aggregate redemption price of not more than $700,000, which redemption price shall be a liability of AGC at the Closing to be paid with funds received from Newco pursuant to this Agreement.

         4.07 Current Information. During the period from the date of this Agreement to the Closing, AGC will promptly notify DTN in writing of any significant development not in the ordinary course of business consistent with past practice or of any material adverse change in the assets, liabilities, business, financial condition, prospects or results of operation of AGC and of any governmental complaints, investigations or hearings of which AGC have been advised involving AGC, or the institution or threat of the institution of any litigation or proceedings involving AGC.

         4.08 Access to Information. Between the date of this Agreement and the Closing, AGC will (i) afford DTN and its designated representatives full access to the premises, books and records of AGC, and (ii) cause AGC's officers, and use its best efforts to cause AGC's advisors (including, without limitation, their auditors, attorneys and other advisors) to furnish DTN and its designated representatives (including DTN's auditors, accountants, attorneys and representatives) with financial and operating data and other information with respect to the business, properties and prospects of AGC for the purpose of permitting DTN to make such investigation of the business, properties, financial and legal condition of AGC as DTN deems necessary or desirable to familiarize itself therewith.

         4.09 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Article IV.

         4.10 Consents. Each of the parties hereto will use its reasonable best efforts to obtain the written consents of all persons and governmental authorities required to be obtained by each such party and necessary to the consummation of the transactions contemplated by this Article IV.


                                    ARTICLE V
                             FAILURE TO ACQUIRE ATFI

         5.01 Election to Terminate. In the event that the consummation of the purchase and sale transaction contemplated by the ATFI Purchase Agreement fails, for any reason, to occur prior to December 31, 1998, or such later date as designated by DTN in its sole and absolute discretion, but not later than March 31, 1999, then either DTN or AGC may, upon written notice to the other, elect to terminate the provisions of and transactions contemplated by Article IV of this Agreement (the "Termination"). From and after the Termination, the terms and provisions of Article IV of this Agreement shall be void and of no further force or effect. However, the provisions of this Section 5.01 are not intended to waive, limit or preclude the rights which any party to this Agreement may have against any other party hereto for any breach of the terms and provisions of
Article IV occurring prior to the Termination.

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         5.02 Repurchase of Paragon. In the event of the Termination,  AGC shall have the right to purchase from Newco all of the shares of capital stock of Paragon for an amount equal to the net book value of assets minus liabilities of Paragon on the date of such purchase plus interest on the Paragon Purchase Price from the date of this Agreement to the date such amount is paid in full to Newco at the DTN Revolving Credit Rate in effect from time to time, such rate to be adjusted upward or downward on each date upon which the DTN Revolving Credit Rate changes. AGC shall have a period of six (6) months following the Termination to obtain financing and pay to Newco in full in cash the purchase price for the capital stock of Paragon determined as provided in this Section
5.02. Upon receipt of such amount by DTN within the six month period following the Termination, Newco shall (i) deliver to AGC certificates for such capital stock of Paragon duly endorsed for transfer and free and clear of any liens, security interests, encumbrances, or claims other than the provisions of this Agreement and (ii) pay to each of the Stockholders in cash the sum of $50,000 as full and complete compensation to the Stockholders for their services related to the transactions contemplated by this Agreement, subject to the Stockholders executing and delivering a complete release in favor of DTN and Newco and their shareholders, employees and agents relating to all matters arising out or related to the transactions contemplated by this Agreement.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES


         6.01. Representations and Warranties. AGC and the Stockholders jointly and severally warrant, represent and covenant to and with DTN:

         (a) That AGC has full right and lawful authority to enter into this Agreement and to sell, transfer, assign and convey all of its right, title and interest in the Paragon Purchase Agreement; that AGC's performance of its obligations under this Agreement will not violate any agreement, document, trust (constructive or otherwise), order, judgment or decree to which AGC is a party or by which it is bound; and that, upon the transfer and assignment of the Paragon Purchase Agreement to Newco as provided in this Agreement, Newco will acquire good and merchantable title thereto, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever, other than the rights of the parties as set forth in this Agreement.

         (b) That AGC is the sole and lawful owner of and has good and marketable title to all of the interests of the purchaser under the Paragon Purchase Agreement to be acquired by Newco pursuant to this Agreement, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever, other than the rights of the parties as set forth in this Agreement.

                                       10

         (c) That AGC will be at Closing the sole and lawful owner of and will have good and marketable title to all of the interests of the purchaser under the ATFI Purchase Agreement and Other Contract Rights, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever, other than the rights of the parties as set forth in this Agreement.

         (d) That there are no suits, arbitrations or other legal or governmental proceedings pending or, to the knowledge of AGC or the Stockholders, threatened against AGC which might conceivably affect the title to the Paragon Purchase Agreement to be acquired by Newco pursuant to this Agreement.

         (e) That AGC has duly and timely filed all federal, state, and local tax returns of every kind whatsoever required to be filed by AGC and has paid in full the tax liability shown on such returns; that no unpaid deficiencies are in existence which have been asserted against AGC by any official or agency as a result of the filing of such returns; and that, to the knowledge of AGC, there is not now pending any examination with respect to any such returns nor does AGC know of any impending examination with respect to any such returns.

         (f) The Paragon Purchase Agreement and the ATFI Purchase Agreement include all rights and interests necessary to acquire the capital stock or assets being acquired thereunder by AGC.

         (g) There is no fact, development, or threatened development with respect to Paragon, ATFI or the target companies under the Other Contract Rights or their markets, products, customers, vendors, suppliers, operations, assets or prospects which are known to AGC which would materially adversely affect their businesses, operations or prospects considered as a whole, other than such conditions as may affect as a whole the economy generally or matters disclosed in writing to DTN.

         (h) AGC has delivered with respect to the Paragon Purchase Agreement and will deliver prior to Closing with respect to the ATFI Purchase Agreement and the Other Contract Rights,
                  true, correct and complete copies of the Paragon Purchase Agreement, the ATFI Purchase Agreement and all written contracts relating to the Other Contract Rights, and all of such contracts or contract rights are presently or will be at Closing in full force and effect. AGC has not received any notices from the sellers under the Paragon Purchase Agreement, the ATFI Purchase Agreement or the Other Contract Rights that indicate that they intend to terminate any of such contracts and, except as reflected in the copies delivered to DTN, such contracts have not been amended and AGC and the other parties to such contracts are not in default in any material respect under such contracts or contract rights.



                                       11

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.01 Indemnification. AGC and the Stockholders jointly and severally agree to indemnify DTN and Newco and to hold DTN and Newco harmless from any and all loss, damage, cost, or expense incurred or sustained by DTN or Newco by reason of the failure of any warranty or representation contained in this Agreement to be true or as a result of AGC's failure to abide by or perform any covenant or agreement on its part contained in the Paragon Purchase Agreement, the ATFI Purchase Agreement or the Other Contract Rights and accruing prior to the Closing.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Survival. The representations, warranties, and covenants on the part of AGC and/or the Stockholders contained in this Agreement shall survive both the execution of this Agreement and the Closing and shall be binding upon AGC and the Stockholders and their heirs, legal representatives, successors and assigns.

         8.02 Payment of Liabilities. AGC and the Stockholders agree to pay as promptly as possible and hold DTN and Newco harmless from any and all liabilities of AGC existing on the date of this Agreement and those incurred or accruing prior to the Closing, except for reasonable attorneys fees and accounting expenses incurred by AGC after December 31, 1998, solely in connection with the negotiations and proposed acquisition of ATFI, which shall be reimbursed to AGC by Newco. The Stockholders and AGC agree that neither DTN nor Newco is assuming and neither shall have responsibility for any of the debts, obligations, or liabilities of AGC of any kind whatsoever incurred or accrued before the Closing, except those obligations specifically assumed by Newco pursuant to this Agreement. AGC and the Stockholders agree to hold DTN harmless from any cost or expense arising out of or relating to any such debts, obligations, or liabilities.

         8.03 Transfer Taxes. AGC shall pay all sales and other similar taxes imposed on or collectible by AGC or Newco by reason of the transfer of the Paragon Purchase Agreement being acquired by Newco pursuant to this Agreement and all taxes attributable to the payments to AGC and the Stockholders pursuant to this Agreement shall be paid by AGC and the Stockholders, respectively.

         8.04 Entire Agreement. This document and the exhibits attached hereto constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended, or terminated except by a written agreement specifically referring to this Agreement and signed by all of the parties hereto.

                                       12

         8.05 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         8.06 Further Instruments. The parties hereto shall execute and deliver such additional instruments and documents as may be reasonably requested by any of them in order to carry out the purposes and intent of this Agreement and to fulfill their respective obligations.

         8.07 Further Actions. AGC agrees to take such actions from time to time as may in the reasonable judgment of DTN or its counsel be necessary or advisable to confirm the title of Newco to any of the contracts or assets acquired by Newco from AGC pursuant to this Agreement.

         8.08 Governing Law. This Agreement shall be construed in accordance with the substantive laws, but not the choice of law provisions, of the State of Nebraska.

         8.09 Severability. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions contained in this Agreement, which provisions shall remain in full force and effect.

         8.10 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.11 Schedules and Exhibits. All references to Schedules and Exhibits herein, unless otherwise stated, means the schedules and exhibits attached to this Agreement which are hereby incorporated by reference.

         8.12 Notification. All notices which any party may be required or desire to give to the other parties shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent) to any other party at its respective address or telecopy number set forth below. Notices shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier.

         If to AGC or Stockholders:          Asset Growth Corporation
                                             7324 Southwest Freeway, Suite 1000
                                             Houston, Texas  77074
                                             Attention:  Marcia C. Kennedy
                                             Telecopy No.: (713) 995-9585

                                       13

         If to DTN or Newco:                 Data Transmission Network
                                             Corporation
                                             9110 West Dodge Road, #200
                                             Omaha, NE  68114
                                             Attn:  Charles R. Wood
                                             Telecopy No.:  (402) 255-8088

         8.13 Interpretation. The article and section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The language of this Agreement has been approved by counsel for each party and shall be construed as a whole according to its fair meaning and none of the parties hereto shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise between the parties. Time is of the essence of this Agreement. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

         8.14  No  Third  Party  Beneficiaries.   Except  as  provided  in  this
Agreement, nothing in this Agreement shall confer any rights upon any Person which is not a party or a permitted assignee of a party to this Agreement.

         8.15 Remedies. In the event of a breach or default by any party to this Agreement, the other parties shall be entitled to any and all remedies and damages available to such party at law or in equity.

         8.16 Expenses. All fees, expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, expenses and costs.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         DATA TRANSMISSION NETWORK
                                         CORPORATION, a Delaware corporation


                                         /s/ Greg T. Sloma
                                         --------------------------------
                                         Greg T. Sloma, President


                                         ASSET GROWTH CORPORATION,
                                         a Delaware corporation


                                         /s/ Marcia C. Kennedy,
                                         ------------------------------
                                         Marcia C. Kennedy, President


                                       14

                                         STOCKHOLDERS:

                                         ---------------------------------
                                         Marcia C. Kennedy, an individual

                                         ---------------------------------
                                         Scott L. Brown, an individual


                                       15

                                    EXHIBIT A


                           Paragon Purchase Agreement

                            STOCK PURCHASE AGREEMENT



                                  by and among



                        DEAN LOEW, MICHAEL PROTOFANOUSIS,
                  SAM PROTOFANOUSIS, ROBERT RAWLINS, RAY VOGEL,
                      MICHAEL PAOLELLA AND ROBERT PAOLELLA
                                   ("Sellers")


                                       and



                              DTN ACQUISITION, INC.
                                  ("Purchaser")









                                October 14, 1998








                                       1

                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT, dated as of the 14th day of October 1998, is made and entered into by and among DEAN LOEW ("Dean"), MICHAEL PROTOFANOUSIS ("Mike"), SAM PROTOFANOUSIS, ROBERT RAWLINS, RAY VOGEL, MICHAEL PAOLELLA and ROBERT PAOLELLA ("Sellers"), and DTN ACQUISITION, INC. ("Purchaser"), a corporation organized under the laws of the State of Nebraska evidences the arrangements concerning the purchase by Purchaser from the Sellers of common stock of PARAGON SOFTWARE, INC., an Illinois corporation ("Company").

                                   WITNESSETH:

     In consideration of the mutual covenants and agreements herein contained, the Purchaser and the Sellers agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.01 Terms Defined Above. As used in this Stock Purchase Agreement, the terms "Sellers", "Purchaser" and "Company" shall have the respective meanings indicated above.

     1.02 Certain Defined Terms. As used in this Stock Purchase Agreement, the following terms shall have the indicated meanings, unless the context otherwise requires:

     "Affiliate" shall mean any Person, which, directly or indirectly, controls, is controlled by, or is under common control with any other Person. Control shall mean possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, membership or otherwise through formal or informal arrangements or business relationships.

     "Agreement" shall mean this Stock Purchase Agreement, as the same may be amended or supplemented from time to time.

                                       2

     "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of Texas.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall mean the common stock, without par value, of the Company.

     "Company's Fiscal Year" shall mean each annual fiscal reporting period of the Company ending December 31.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with the Company would be treated as a single employer under Section 4001 of ERISA.

     "Financial Statements" shall mean the statements of financial condition, as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, stockholders' equity, and, when the foregoing are audited, accompanied by the certification of independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP.

     "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board and in effect in the United States from time to time during the term of this Agreement.

     "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person or Persons) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of such Person's Property, or the filing of a petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction.

                                       3

     "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purposes of this Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes).

     "Material Adverse Effect" shall mean any material and adverse effect on (a) the material assets, liabilities, financial condition, business or operations of the Company from those reflected in the Financial Statements of the Company or from the facts represented or warranted in this Agreement, (b) the ability of the Company to carry out in all material respects its business conducted as at the date of this Agreement or (c) the ability of the Company to meet its obligations generally, or the ability of the Company to meet its obligations under this Agreement on a timely basis as provided herein.

     "Multi-employer Plan" shall mean a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Company or any ERISA Affiliate.

     "Non-competition Agreement" shall mean the agreements between Mike and Dean and the Purchaser, in the form of agreements attached hereto as Exhibits 1.02(a) and 1.02(b).

     "Permitted Liens" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings diligently conducted, and such reserve as may be required by GAAP shall have been made therefor; (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old age pension or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Company, if such reserve as may be required by GAAP shall have been made therefor, provided that such Liens shall not extend to or cover any other Property of the Company.

                                       4

     "Person"  shall  mean  an  individual,  corporation,   partnership,  trust,
unincorporated   organization  or  a  government  or  any  agency  or  political subdivision thereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Plan" shall mean any pension plan that is covered by Title IV of ERISA and maintained by the Company and any such plan to which the Company is required to contribute.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "Purchase Price" shall mean the aggregate cash payment to Sellers of $5,222,000.00.

     "Subsidiary" means any corporation or limited liability company of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by the Company or any Subsidiary.

     1.03 Accounting Principles 1.03 Accounting Principles . Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP.

     1.04 References 1.04 References . All references in this Agreement to Article and Section numbers are to Articles and Sections of this Agreement, unless expressly provided to the contrary, and the terms "herein", "hereinabove", "hereinafter", "hereinbelow" and "hereunder" when used in this Agreement shall refer to this Agreement in its entirety and not only to the Section of this Agreement in which such term appears.

              ARTICLE II.TERMS OF COMMON STOCK PURCHASEARTICLE II.
                         TERMS OF COMMON STOCK PURCHASE

     2.01 Purchase and Sale of Common Stock. Contemporaneously with the execution of this Agreement and subject to the terms and conditions and relying

                                       5
on the representations and warranties of the Purchaser, as to actions by the Sellers, and of the Sellers, as to actions by the Purchaser, the Sellers shall sell in the aggregate one thousand (1,000) shares of the Common Stock, and the Purchaser shall purchase the Common Stock.

     2.02 Consideration to Sellers 2.02 Consideration to Sellers . Contemporaneously with the execution of this Agreement and the delivery of the Common Stock, but subject to the provisions of this Agreement, the Purchaser shall deliver to the Sellers the Purchase Price by certified check or wire transfer as directed by the Sellers, at a time and place mutually acceptable to Sellers and Purchaser; provided, however, such event shall not occur later than October 31, 1998 ("Closing Date"). Schedule 2.02 sets forth instructions to Purchaser of the allocation of the Purchase Price between Sellers.

     2.03 Non-competition Agreements. Company and Dean and Mike shall have executed and delivered the Noncompetition Agreements, effective the Closing Date.

     2.04 Consulting Arrangements. Dean and Mike, for one (1) year after the Closing Date, shall make themselves available (provided that they shall not individually be required to be available for more than fifty (50) hours in any week without their prior consent, and if their services are requested, a minimum of five (5) hours shall be billed to Purchaser for services rendered during such week to Purchaser and Company upon reasonable request, to perform consulting services at the rate of $100.00 per hour (including travel time plus out-of-pocket expenses; provided, however, Dean and Mike at no time will be entitled to any employee benefits and shall maintain the status of independent contractors. Dean and Mike shall determine their schedules and the manner in which such services are provided. Dean and Mike may provide such services by telephone. Unavailability by reason of vacation shall not constitute a breach hereof. For a period of thirty (30) days following the Closing Date, Dean and Mike shall perform such consulting services without compensation other than reimbursement of reasonable documented out-of-pocket expenses.

                                  ARTICLE III.
                                   CONDITIONS

     The indicated obligations of the Purchaser and the Sellers under this Agreement are subject to satisfaction of the following conditions precedent:

     3.01 Conditions to Execution by Purchaser. The execution of this Agreement by the Purchaser and the payment of the Purchase Price to the Sellers as set forth in Section 2.02, is subject to satisfaction of the following conditions precedent:

          (a) Receipt of Certified Copy of Corporate Proceedings. The Purchaser shall have received (i) certificates from the Secretary of State of the State of Illinois, dated reasonably near the date of this Agreement, to the effect that the Company is in existence and is in good standing with respect to the payment of all franchise taxes, with its articles of incorporation attached thereto, and the Company's bylaws and all amendments thereto.

                                       6

          (b) Receipt of Certificates of Incumbency. The Purchaser shall have received from the Company a certificate of incumbency signed by its respective secretary or assistant secretary setting forth (i) the names of the officers of the Company, respectively, executing this Agreement and the Common Stock, (ii) the office(s) to which such persons have been elected and in which they presently serve and (iii) an original specimen signature of each such person.

          (c) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Article IV shall be true and correct in all material respects on the date of execution of this Agreement.

          (d) Receipt of Opinion of Counsel. The Purchaser shall have received an opinion of counsel for the Sellers in the form and substance acceptable to the Purchaser, which opinion shall be accompanied by such supporting documentation as the Purchaser or its counsel shall reasonably require, and addressing, among other matters, certain of the representations and warranties of the Company made herein.

          (e) Legal Matters Satisfactory to Counsel to Purchaser. All legal matters incident to the execution of this Agreement shall be reasonably satisfactory to the firm of Henderson & Hammon, L.L.P., counsel for the Purchaser.

          (f) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of any financial and other information regarding the Company submitted to the Purchaser prior to the execution of this Agreement.

          (g) Receipt of Common Stock and Stock Purchase Agreement. Subject to the provisions of Section 2.02, the Purchaser shall have received its Common Stock and this Agreement, as requested by the Purchaser, duly executed by the Sellers.

          (h) Property of Company. The Property of the Company shall include, but not be limited to, equipment, appliances, spare parts, accounts receivable, works-in-progress, owned and leased real estate, leasehold improvements, fixtures, general intangibles, intellectual property rights, contractual rights, licenses, permits, security deposits, prepaid expenses, cash portion of deferred revenue, accounting and personnel records, and catalogs and brochures.

                                       7

     3.02 Condition to Execution by Sellers. The execution of this Agreement by the Sellers and the sale of the common stock to Purchaser is subject to satisfaction of the condition precedent that the representations and warranties of the Purchaser contained in Article IV shall be true and correct in all material respects on the date of execution of this Agreement.

              ARTICLE IV.REPRESENTATIONS AND WARRANTIESARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     4.01 Representations and Warranties of Sellers 4.01 Representations and Warranties of Sellers . In order to induce the Purchaser to enter into this Agreement, Dean and Mike represent and warrant to the Purchaser (which representations and warranties shall survive the delivery of the Common Stock as provided herein) that:

          (a) Existence and Good Standing. The Company is a corporation, duly organized, legally existing and in good standing in the State of Illinois.
--
          (b) Authority. The execution and delivery by the Sellers of this Agreement and the sale of the Common Stock as provided in this Agreement do not and will not (A) require the consent of any regulatory authority or governmental body, (B) contravene or conflict with any material provision of applicable law or of the charter or bylaws of the Company, (C) contravene or conflict with any material indenture, instrument or other agreement to which the Company or any Sellers is a party.

          (c) Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, without par value of which one thousand (1,000) shares are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and have been issued in accordance with applicable securities laws. There are no outstanding options, warrants or other rights to purchase any of the Company's capital stock.

          Sellers have full legal right to sell, assign and transfer the Common Stock to Purchaser and will, upon delivery of the Common Stock to Purchaser pursuant to the terms thereof, transfer to Purchaser good and valid title to the Common Stock free and clear of all Liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreement (other than those voting trusts or agreements which may be referred to herein), calls and commitments of every kind affecting the Common Stock.

                                       8

          (d) Valid and Binding Obligations. This Agreement, as and when executed and delivered, constitutes legal, valid and binding obligations of the Sellers enforceable against the Sellers in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

          (e) Scope and Accuracy of Financial Statements. The Financial Statements on a consolidated and consolidating basis, as of December 31, 1996, December 31, 1997 and June 30, 1998, are complete and correct in all material respects, have been prepared in accordance with GAAP consistently applied (except with respect to the June 30, 1998 Financial Statements for year-end adjustments and with respect to all Financial Statements for the absence of footnotes), and fully and accurately reflect respectively the financial condition and the results of the operations of the Company in all material respects as of the dates and for the periods stated therein and no Material Adverse Effect has occurred since June 30, 1998.

          (f) Liabilities, Litigation and Restrictions. The Company has no liabilities, direct or contingent, required by GAAP to be disclosed on a balance sheet, other than as disclosed in the Financial Statements as of June 30, 1998, and other than liabilities incurred since June 30, 1998 in the ordinary course of business. Except as set forth in such Financial Statements, there is no litigation or other action of any nature pending before any court, governmental instrumentality, regulatory authority or arbitral body or, to the knowledge of the Company, threatened against or affecting the Company which might reasonably be expected to result in any Material Adverse Effect. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or material Property of the Company other than such as relate generally to Persons engaged in the business activities conducted by the Company.

          (g) Rights in Properties. The Company has good and marketable title or valid leasehold interests in its Property, real and personal, reflected in the Financial Statements as of June 30, 1998, other than Property disposed of in the ordinary course of business. None of the Property of the Company is subject to any Lien, except for Permitted Liens.

                                       9

          (h) Authorizations and Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize or is otherwise required in connection with the valid execution and delivery by the Sellers of this Agreement and the sale of the Common Stock, or the performance by the Sellers of its obligations under any of the foregoing, except those authorizations, consents, approvals, exemptions, franchises, permits and licenses which if not obtained would not have a Material Adverse Effect.

          (i) Compliance with Laws, Rules, Regulations and Orders. Neither the business nor any of the activities of the Company as presently conducted, violates any law or any rule, regulation or directive of any applicable judicial, administrative or other governmental instrumentality the result of which violation would have a Material Adverse Effect; the Company possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its businesses in all material respects as now conducted.

          (j) Proper Filing of Tax Returns and Payment of Taxes Due. The Company has duly and properly filed or duly extended all United States Income Tax returns and all other tax returns which are required to be filed, and has paid all taxes due pursuant to said returns or pursuant to any assessment received, except such taxes, if any, as are being contested in good faith and as to which adequate provisions and disclosures have been made; and the charges and reserves on the books of the Company with respect to any taxes or other governmental charges through the date hereof are adequate.

          (k) ERISA. The Company does not presently nor has it ever established, maintained or contributed to a Plan or similar program covered by ERISA.

          (l) Casualties or Taking of Property. Neither the Sellers nor the Company, after due inquiry, has any knowledge that, since the date of the Financial Statements of the Company most recently delivered to the Purchaser, the business of the Company or its Property has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God.

                                       10

          (m) No Material Misstatements. No information, exhibit or report prepared by the Company or at the direction or supervision of Sellers and furnished to the Purchaser in connection with the negotiation and preparation of this Agreement, or to the knowledge of the Sellers, after due inquiry, any information, exhibit or report prepared by any other Person and so furnished to the Purchaser, contained any material misstatement of fact.

          (n) Location of Business and Offices. The principal place of business and chief executive office of the Company is located at 324 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

          (o) Subsidiaries. The Company has no Subsidiaries.


          (p) No Registration Required. The sale and delivery of the Common Stock pursuant to this Agreement does not require registration under the Securities Act of 1933, as amended, nor under the securities acts of any state of the United States.

          (q) Brokers. The Sellers have not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of the Sellers, and the Purchaser shall have no responsibility therefor. The Sellers shall indemnify and hold the Purchaser, and its Affiliates harmless from any losses, costs or damages arising from any such obligation or liability the Sellers have incurred.

          (r) Year 2000 Compliance. The occurrence in or use by the computer software internally developed by the Company, as currently used, of dates on or after January 1, 2000 will not adversely affect the performance of such computer software with respect to date dependent data, computations, output or other functions, except where such affect will not have a Material Adverse Effect. No representation is made, however, with respect to computer software developed by any third party or any computer hardware.

          (s) Cancellation  Penalties.  Except for those agreements described on
     Schedule 4.01(u), there exists no agreements with cancellation penalties of greater than $1,000.00, and prior to Closing Date, Company shall have not entered into new agreements with cancellation penalties of greater than $1,000.00.

                                       11

          (t) Distributions to Sellers. As of the Closing Date, the Company has cash in an amount not less than the deferred revenues of the Company.

     4.02 Representations and Warranties of Purchaser 4.02 Representations and Warranties of Purchaser . To induce the Sellers to enter into this Agreement, the Purchaser represents and warrants to the Sellers (which representations and warranties shall survive the delivery of the Common Stock as provided herein) that:

          (a) Status and Intent. The Purchaser is acquiring the Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution. The Purchaser represents that it understands that the Common Stock has not been registered under the Securities Act of 1933, as amended, or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Purchaser. The Purchaser understands that the Sellers are relying upon the representations and warranties of such Purchaser contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

          (b) Existence and Good Standing. The Purchaser is a corporation, duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary.

          (c) Authority. The execution and delivery by the Purchaser of this Agreement (i) is within the power of the Purchaser; (ii) has been duly authorized by all necessary action on behalf of the Purchaser, and (iii) does not and will not (A) require the consent of any regulatory authority or governmental body, (B) contravene or conflict with any provision of law or of the charter or by-laws of the Purchaser, or (C) contravene or conflict with any indenture, instrument or other agreement to which the Purchaser is a party.

          (d) Valid and Binding Obligations. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

                                       12

          (e) Authorizations and Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize or is otherwise required in connection with the valid execution and delivery by the Purchaser of this Agreement and the purchase of the Common Stock, or the performance by the Purchaser of its obligations under any of the foregoing, except those authorizations, consents, approvals, exemptions, franchises, permits and licenses which if not obtained would not have a Material Adverse Effect.

          (f) Brokers. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of the Purchaser, and the Sellers shall have no responsibility therefor. The Purchaser shall indemnify and hold the Seller , and its Affiliates harmless from any losses, costs or damages arising from any such obligation or liability the Sellers have incurred.

                            ARTICLE V.INDEMNIFICATION

     5.01 Indemnification by Sellers. Sellers shall bear and pay all taxes attributable to the sale of the Common Stock and Sellers' receipt of the Purchase Price, and Dean and Mike shall assume and indemnify and hold harmless Purchaser and its Affiliates, successors and assigns from and against any claims, demands, losses, damages, or expenses (including reasonable attorney's fees and expenses) which are caused by or arise out of (a) any breach or default in the performance by Sellers or Company of any material covenant or material agreement of Sellers or Company contained in this Agreement, (b) any breach of a material warranty or any inaccurate or erroneous material representation made by Sellers herein, in any exhibit hereto, or in any other instrument delivered by or on behalf of Sellers or Company pursuant hereto, or (c) any and all actions, suits, proceedings, claims, demands, and judgments incident to any of the foregoing. Dean and Mike shall further indemnify and hold harmless Purchaser from and against any claims, demands, losses, damages, or expenses (including reasonable attorney's fees and expenses) which are caused by or arise out of other events or circumstances that occur prior to the Closing Date and are not disclosed in this Agreement relating to gross negligence or willful misconduct of Sellers. If any third person shall assert a claim against Purchaser that, if successful, might result in a breach or default by Sellers of this Agreement, Purchaser shall give Sellers prompt written notice thereof, and Sellers shall have the right to participate in the defense thereof and be represented, at its expense, by counsel to be selected by it. No such claim, demand or other matter

                                       13
shall be compromised or settled by Purchaser or Sellers in any manner that might adversely affect the interests of the other party without the prior written consent of such other party. Except as otherwise provided hereinafter, any claims in respect of which indemnification is sought must be made in writing prior to the expiration of twelve (12) months after the Closing Date. Claims pursuant to Paragraph 4.01(j) above must be made within the applicable federal, state or local tax statutory limitations period plus thirty (30) days, including authorized extensions thereof.


     5.02 Time for Assertion 5.02 Time for Assertion . Except as otherwise provided hereinafter, any claim in respect of which indemnification hereunder is sought must be made in writing prior to the expiration of twelve (12) months after the Closing Date. Claims pursuant to Section 4.01(j) must be made within the applicable federal, state, or local tax statutory limitation period plus thirty (30) days, including authorized extensions thereof.

     5.03 Indemnification by Purchaser 5.03 Indemnification by Purchaser . Purchaser shall indemnify and hold harmless Sellers and their respective heirs and assigns from and against any claims, demands, losses, damages, or expenses (including reasonable attorney's fees and expenses) caused by or arising out of
(a) any breach or default in the performance by Purchaser of any material covenant or material agreement of Purchaser contained in this Agreement,(b) any breach of a material warranty or an inaccurate or erroneous material representation made by Purchaser herein or in any other instrument delivered by or on behalf of Purchaser pursuant hereto, or (c) any and all actions, suits, proceedings, claims, demands, or judgments incident to any of the foregoing. If any third party shall assert a claim against Sellers that, if successful, might result in a breach or default by Purchaser of this Agreement, Sellers shall give Purchaser prompt written notice thereof, and Purchaser shall have the right to participate in the defense thereof and to be represented, at the sole expense of Purchaser, by counsel to be selected by it. No such claim, demand, or other matter shall be compromised or settled by Sellers or Purchaser in any manner that might adversely affect the interests of the other party without the prior written consent of such other party. Except as otherwise provided hereinafter, any claim in respect of which indemnification hereunder is sought must be made in writing prior to the expiration of twelve (12) months after the Closing Date.

     5.04 Contribution in Lieu of Indemnification 5.04 Contribution in Lieu of Indemnification . If the indemnification provided for in this Article V is held by a court of competent jurisdiction to be unavailable to Purchaser or Sellers ("Indemnified Party") with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things,

                                       14
whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     5.05 Indemnification Limitation. Dean and Mike, on the one hand, and Purchaser, on the other hand, shall be required to indemnify the Purchaser and Sellers, respectively, under this Article V only to the extent and by the amount that the aggregate amount of claims, demands, losses, damages and expenses exceeds $150,000.00 and the aggregate liability of Dean and Mike, on the one hand, and the Purchaser, on the other hand, under this Article V shall not exceed $1,000,000. The amount for which indemnification is provided under this
Article V, shall be net of all amounts recovered or recoverable by the indemnified party under insurance policies and shall be adjusted to take account of any tax cost or benefit realized by the indemnified party as a result of the incurrence or payment of any such claim, demand, loss, damage or expense.

     5.06 Preparation of Tax Returns; Cooperation on Tax Matters.

     (a) Tax periods ending on or Before the Closing Date. Sellers, at their cost, shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Company for all tax periods ending on or before the Closing Date which are filed after the Closing Date.

     (b) Tax Periods Ending After the Closing Date. Purchaser, at its cost, shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Company for all tax periods ending after the Closing Date.

     (c) Cooperation. Sellers, Purchaser and the Company shall cooperate fully in connection with the preparation and filing of tax returns pursuant to this section and any audit, litigation or other proceeding with respect to any taxes. Such cooperation shall include the retention and (upon the other party's request) provision of records which are reasonably relevant to the preparation of such returns and any such audit, litigation or other proceeding.

     (d) Section 1377 Election. Within the time period permitted under the Code, the parties hereto shall cause the Company to elect under Section 1377 of the Code to have the rules provided in Section 1377 of the Code applied as if the taxable year of the Company consisted of two taxable years, the first of which shall terminate as of the closing date, and to file all necessary documents to make such election with the Internal Revenue Service.

     (e) Section 338(h)(10) Election. Sellers and Purchaser hereby agree:

                                       15

          (i) at Purchaser's election, made within the period allowed by law, Sellers and Purchaser shall cause (and shall cause the company) to join in an election under Section 338(h)(10) and Section 338(g) of the Code and in all comparable elections and in state and local tax laws so applicable (the "Election");

          (ii) Purchaser and Sellers agree to allocate the Purchase Price among assets in accordance with applicable Treasury Regulations as set forth on
     Exhibit 5.06(e)(i) (the "Price Allocation");

          (iii) Purchaser and Sellers agree to follow the value and Price Allocation above, for purposes of all federal, and where applicable, state and local income tax returns to the extent said values are relevant for such purpose; and

          (iv) after Closing, neither Purchaser, Sellers, Company nor any of their respective Affiliates shall take any action or fail to take any action where such act or failure to act would result in or have the effect of defeating the Election.

                         ARTICLE VI.MISCELLANEOUSARTICLE

     6.01 Other Health Insurance Coverage Matters. Following the Closing Date, the Purchaser shall cause the Company to provide "single" health insurance coverage to all full-time employees of the Company as of the Closing Date at a cost to such employee no greater than the cost to such employee of health care coverage immediately prior to the closing. Furthermore, to the extent possible and within the sole discretion of the Company, such coverage shall provide that all pre-existing conditions and waiting periods shall be waived.

     6.02 Other Negotiations. Sellers agree, until the earlier of the Closing Date or Purchaser's indication that it no longer desires to pursue the purchase of the Stock, not in any way solicit or contact, or hold discussions or negotiations with, any one other than the Purchaser or its authorized representatives concerning the sale of the Stock.

     6.03 Company Employees. After the Closing, Purchaser may employ or attempt to employ any employee involved in the Company's business.

     6.04 Reasonable Inspection and Confidentiality. Sellers hereby agree to permit Purchaser and its representatives to make such investigations of the books, records and operations of the Company's business as Purchaser believes necessary or advisable in connection with the purchase of the Stock. Sellers hereby agree to permit the Purchaser and its representatives to have full access to the assets and all the books and records of the Company's business, and

                                       16

Purchaser shall have the right to make copies thereof and excerpts therefrom. Sellers shall furnish to Purchaser such financial and operating data and other information with respect to the Company's business as Purchaser may reasonably request. Purchaser and its representatives shall have the right to consult with the officers, employees, attorneys, accountants and agents of Sellers in connection with the foregoing. Purchaser hereby agrees that, if the transactions contemplated hereby are not consummated for any reason, it (a) will return all documents delivered to it by Sellers and all copies made by it and (b) will not use for its own benefit or disclose to third parties any information other than information which at the time of disclosure is in the public domain not as a result of acts by Purchaser.

     6.05 Publicity. Sellers and Purchaser each agree that no public statements will be made with respect to the transactions contemplated hereby unless the other party hereto has consented to such disclosure, such consent not to be unreasonably withheld.

     6.06 Expenses. All fees, expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, expenses and costs; provided, however, that if the Company or Sellers incur any fees, expenses or costs as a result of complying with a request of Purchaser or in connection with the investigation of the business and operations of the Company by Purchaser, such fees, expenses and costs shall be paid by Purchaser upon presentation of an invoice therefor.

     6.07 Survival of Representations, Warranties and Covenants 6.07 Survival of Representations, Warranties and Covenants . All representations and warranties of the Sellers and the Purchaser shall survive this Agreement for a period of twelve (12) months and all covenants and agreements herein made shall survive this Agreement and the sale of the Common Stock in accordance with their terms.

     6.08 Notices and Other Communications 6.08 Notices and Other Communications . Notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated below (including delivery by registered or certified United States mail, telex, telegram, expedited courier service or hand):


                  (a) If to Purchaser:

                           DTN ACQUISITION, INC.
                           9110 West Dodge Road
                           Omaha, NE  68114
                           Attention:     Charles R. Wood, Senior Vice President

                                       17

                  (b) If to Sellers:

                           Dean  Loew                     Michael Protofanousis
                           10509 50th Ave.                405 Warren
                           Pleasant Prairie, WI  53158    Glenview, IL  60025


         Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

     6.09 Parties in Interest 6.09 Parties in Interest . All covenants and agreements herein contained by or on behalf of the Sellers and Purchaser shall be binding upon the Sellers and Purchaser, their respective heirs, successors and assigns and inure to the benefit of Sellers and Purchaser, their respective heirs, successors and assigns.

     6.10 No Waiver 6.10 No Waiver . No course of dealing on the part of either party , its officers or employees, nor any failure or delay by either party with respect to exercising any of their rights, powers or privileges under this Agreement, the Common Stock or any other instrument referred to herein or executed in connection with the Common Stock shall operate as a waiver thereof. The rights and remedies of the parties under this Agreement and the Common Stock or any other instrument referred to herein or executed in connection with the Common Stock shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     6.11 GOVERNING LAW 6.11 GOVERNING LAW . THIS AGREEMENT SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEBRASKA NOTWITHSTANDING THE CHOICE OF LAW PROVISIONS THEREOF.

     6.12 Incorporation of Exhibits 6.12 Incorporation of Exhibits . The Exhibits attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.

     6.13 Survival Upon Unenforceability 6.13 Survival Upon Unenforceability . In the event any one or more of the provisions contained in this Agreement, the Common Stock or in any other instrument referred to herein or executed in connection with the Common Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or any provision of any other instrument referred to herein or executed in connection herewith.

     6.14 Rights of Third Parties 6.14 Rights of Third Parties . All provisions herein are imposed solely and exclusively for the benefit of the Purchaser and the Sellers and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms.

     6.15 Amendments or Modifications 6.15 Amendments or Modifications . Neither this Agreement nor any provision hereof may be changed, waived, discharged or

                                       18
terminated orally. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Sellers and the Purchaser.

     6.16 Agreement as Entirety. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to said Articles or Sections.

     6.17 Number and Gender 6.17 Number and Gender . Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

     6.18 Entire Agreement 6.18 Entire Agreement . This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous understandings, representations, statements and agreements, whether written or oral, are merged herein and superseded by this Agreement. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     6.19 Controlling Provision Upon Conflict 6.19 Controlling Provision Upon Conflict . In the event of a conflict between the provisions of this Agreement or any other instrument referred to herein or executed in connection with the issuance of the Common Stock, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, this Stock Purchase Agreement is executed as of the date first above written.



                                    SELLERS:




                                   /s/ DEAN LOEW
                                   -------------------------
                                   Dean Loew


                                       19

                                   /s/ MICHAEL PROTOFANOUSIS
                                   -------------------------------
                                   Michael Protofanousis



                                   /s/ SAM PROTOFANOUSIS
                                   -------------------------------
                                   Sam Protofanousis



                                   /s/ ROBERT RAWLINS
                                   -------------------------------
                                   Robert Rawlins

                                       20

                                    /s/ RAY VOGEL
                                    ------------------------------
                                    Ray Vogel



                                    /s/ MICHAEL PAOLELLA
                                    -------------------------------
                                    Michael Paolella



                                    /s/ ROBERT PAOLELLA
                                    ------------------------------
                                    Robert Paolella



PURCHASER:


                                       21

                                     DTN ACQUISITION, INC.

                                     By: /s/Charles R. Wood
                                         --------------------------
                                         Charles R. Wood, President



                                       22

                            Schedule & Exhibit Index


                                       23

Schedule 2.02    Instructions to Purchaser for Allocation of the Purchase Price

Schedule 4.01(u) Contracts Which May Exceed $1,000.00 Cancellation Penalties

Exhibit 1.02(a)  Noncompetition Agreement - Michael Protofanousis

Exhibit 1.02(b)  Noncompetition Agreement - Dean Loew

Exhibit 5.06(e)(i)     Price Allocation




                                       24

                                  Schedule 2.02

                                       25

                                  Schedule 2.02


Instructions to Purchaser for Allocation of the Purchase Price


47 1/2 % of Purchase Price to Dean Loew              by wire transfer
                                                     instructions

47 1/2 % of Purchase Price to Michael Protofanousis  by wire transfer instructions

1% of Purchase Price to Sam Protofanousis            by certified check
1% of Purchase Price to Robert Rawlins               by certified check
1% of Purchase Price to Ray Vogel                    by certified check
1% of Purchase Price to Michael Paolella             by certified check
1% of Purchase Price to Robert Paolella              by certified check



                                       26

                                Schedule 4.01(u)

                                       27

                                Schedule 4.01(u)

Contracts which may exceed $1,000 cancellation penalties:

Standard & Poors Comstock, Inc. (stock market data provider)
Bridge Information Systems, Inc. (stock market data provider)
Alpha dot Net, Inc. (internet service provider)
TCG, Inc. (leased T1 data line provider)

                                       28

                                 Exhibit 1.02(a)



                                       29

                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 14th day of October, 1998, by and between DTN ACQUISITION, INC., a Nebraska corporation, having its principal office in Omaha, Nebraska ("Company"), and MICHAEL PROTOFANOUSIS, an individual residing at 405 Warren, Glenview, Illinois 60025 ("Protofanousis").

                                   WITNESSETH
     WHEREAS, Protofanousis has heretofore been a shareholder and served as an officer and director of PARAGON SOFTWARE, INC. ("Paragon"); and

     WHEREAS, the Company, by Stock Purchase Agreement of even date herewith, has acquired all of Protofanousis's common stock ("Common Stock") in Paragon for cash; and

     WHEREAS, Protofanousis acknowledges that he possesses certain unique and special knowledge of the business and assets of Paragon; and

     WHEREAS, Company desires to protect the business and assets of Paragon; and

     WHEREAS, Protofanousis acknowledges that as part of the consideration for Company acquiring the Common Stock from Protofanousis, Protofanousis has agreed to certain covenants of nondisclosure and non-competition.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and payments herein contained, the Company and Protofanousis hereby agree as follows:

     1. Recitals Part of Agreement. The foregoing recitals are made a part of this Agreement.

                                       30

     2. Term of Agreement. Company and Protofanousis agree that this Agreement shall be beginning on the date above given (the "Effective Date") and end on the third anniversary thereof unless sooner terminated as hereinafter provided (the "Noncompete Period").

     3. Non-Competition. Protofanousis agrees as follows: Protofanousis acknowledges that he possesses special knowledge of Paragon and may during the Noncompete Period receive special knowledge of the Company. Protofanousis acknowledges that included in the special knowledge received is the confidential information identified in Section 4 below. Protofanousis acknowledges that this confidential information is valuable to Company and Paragon and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by Company by this covenant not to compete. Protofanousis further represents and acknowledges that due to the nature of the business of Company and Paragon, Protofanousis is able to compete with the Company and Paragon anywhere in the world. Therefore, Protofanousis agrees that during the Noncompete Period, Protofanousis will not, directly or indirectly either as an employee, employer, consultant, agent, principal, partner, stockholder (other than in investment in a public company of no greater than five percent (5%) of its outstanding stock), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of Paragon as presently conducted anywhere in the world.

     4. Nondisclosure. Protofanousis agrees during the Noncompete Period to not disclose to any person or entity copies, pictures, duplicates, facsimiles or other reproductions or recordings of any abstracts or summaries of any reports, studies, memoranda, correspondence, records, methods, plans, catalogs, brochures, trade secrets, customer lists, customer data bases, patents, application for patents, trademarks, inventions, engineering drawings, licenses, copyrights and other intellectual property or other written, printed, or otherwise recorded materials of any kind whatever belonging to or in the possession of Company or Paragon or of any subsidiary or affiliate of Company or

                                       31

Paragon. Protofanousis shall have no right, title, or interest in any such material. Protofanousis agrees that he will not, without the prior written consent of Company, remove any such material from any premises of Company or of any subsidiary or affiliate of Company at any time (if given access to or comes into possession of any such material), and that he will surrender all such material to Company immediately upon the request of Company. This paragraph shall not apply to information which (i) is or becomes generally available to the public or (ii) becomes available to Protofanousis on a non-confidential basis from a source other than Company.

     5. Consideration. In consideration for the agreements made by Protofanousis herein, the Company shall pay Protofanousis a total of $250,000.00 in twelve
(12) quarterly installments of $20,833.34 each, the first such installment commencing on the first day of the month following ninety (90) days from the Effective Date.

     6. Death of Protofanousis. In the event that Protofanousis dies during the Noncompete Period, compensation due hereunder shall be paid to his estate in the manner set forth in Paragraph 5 above.

     7. Notices. Any notice required or permitted hereunder shall be sufficient if in writing and if sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth on the execution page hereof, or to such other address as may be designated by written notice similarly given by either party to the other.

     8. Assignment. This Agreement may not be assigned by Protofanousis.

     9. Amendments. This Agreement may only be amended by a written instrument captioned on its face as an "Amendment" hereto and duly executed by the Company and Protofanousis.

     10. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEBRASKA NOTWITHSTANDING THE CHOICE OF LAW PROVISIONS THEREOF.

                                       32

     11. Binding  Effect.  This  Agreement  shall inure to the benefit of and be
enforceable   against  the  Company  and   Protofanousis  and  their  respective
successors, heirs and permitted assigns.

     12. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous understandings, representations, statements and agreements, whether written or oral, are merged herein and superseded by this agreement. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     13. Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement or any other instrument referred to herein or executed in connection with the purchase and sale of the Common Stock, the provisions of this Agreement shall control.


                                       33

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Protofanousis has executed this Agreement as of the 14th day of October, 1998.

                                        COMPANY:
                                        DTN ACQUISITION, INC.

                                        By:/s/ Charles R. Wood
                                        ----------------------------
                                          Charles R. Wood
                                          Senior Vice President

                                        Address for Notices:
                                        9110 West Dodge Road
                                        Omaha, NE  68114




                                        PROTOFANOUSIS:

                                        /s/ Michael Protofanousis
                                        ----------------------------
                                        Michael Protofanousis

                                        Address for Notices:
                                        405 Warren
                                        Glenview, Illinois 60025



                                       34

                                 Exhibit 1.02(b)

                                       35

                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of the14th day of October, 1998, by and between DTN ACQUISITION, INC., a Nebraska corporation, having its principal office in Omaha, Nebraska ("Company"), and DEAN LOEW, an individual residing at 10509 50th Avenue, Pleasant Prairie, Wisconsin 53158 ("Loew").

                                   WITNESSETH
     WHEREAS, Loew has heretofore been a shareholder and served as an officer and director of PARAGON SOFTWARE, INC. ("Paragon"); and

     WHEREAS, the Company, by Stock Purchase Agreement of even date herewith, has acquired all of Loew's common stock ("Common Stock") in Paragon for cash; and

     WHEREAS, Loew acknowledges that he possesses certain unique and special knowledge of the business and assets of Paragon; and

     WHEREAS, Company desires to protect the business and assets of Paragon; and

     WHEREAS, Loew acknowledges that as part of the consideration for Company acquiring the Common Stock from Loew, Loew has agreed to certain covenants of nondisclosure and non-competition.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and payments herein contained, the Company and Loew hereby agree as follows:

     1. Recitals Part of Agreement. The foregoing recitals are made a part of this Agreement.

     2. Term of Agreement. Company and Loew agree that this Agreement shall be beginning on the date above given (the "Effective Date") and end on the third

                                       36
anniversary thereof unless sooner terminated as hereinafter provided (the "Noncompete Period").

     3. Non-Competition. Loew agrees as follows: Loew acknowledges that he possesses special knowledge of Paragon and may during the Noncompete Period receive special knowledge of the Company. Loew acknowledges that included in the special knowledge received is the confidential information identified in Section 4 below. Loew acknowledges that this confidential information is valuable to Company and Paragon and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by Company by this covenant not to compete. Loew further represents and acknowledges that due to the nature of the business of Company and Paragon, Loew is able to compete with the Company and Paragon anywhere in the world. Therefore, Loew agrees that during the Noncompete Period, Loew will not, directly or indirectly either as an employee, employer, consultant, agent, principal, partner, stockholder (other than in investment in a public company of no greater than five percent (5%) of its outstanding stock), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of Paragon as presently conducted anywhere in the world.

     4. Nondisclosure. Loew agrees during the Noncompete Period to not disclose to any person or entity copies, pictures, duplicates, facsimiles or other reproductions or recordings of any abstracts or summaries of any reports, studies, memoranda, correspondence, records, methods, plans, catalogs, brochures, trade secrets, customer lists, customer data bases, patents, application for patents, trademarks, inventions, engineering drawings, licenses, copyrights and other intellectual property or other written, printed, or otherwise recorded materials of any kind whatever belonging to or in the possession of Company or Paragon or of any subsidiary or affiliate of Company or Paragon. Loew shall have no right, title, or interest in any such material. Loew agrees that he will not, without the prior written consent of Company, remove

                                       37
any such material from any premises of Company or of any subsidiary or affiliate of Company at any time (if given access to or comes into possession of any such material), and that he will surrender all such material to Company immediately upon the request of Company. This paragraph shall not apply to information which
(i) is or becomes generally available to the public or (ii) becomes available to Loew on a non-confidential basis from a source other than Company.

     5. Consideration. In consideration for the agreements made by Loew herein, the Company shall pay Loew a total of $250,000.00 in twelve (12) quarterly installments of $20,833.34 each, the first such installment commencing on the first day of the month following ninety (90) days from the Effective Date.

     6. Death of Loew. In the event that Loew dies during the Noncompete Period, compensation due hereunder shall be paid to his estate in the manner set forth in Paragraph 5 above.

     7. Notices. Any notice required or permitted hereunder shall be sufficient if in writing and if sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth on the execution page hereof, or to such other address as may be designated by written notice similarly given by either party to the other.

     8. Assignment. This Agreement may not be assigned by Loew.

     9. Amendments. This Agreement may only be amended by a written instrument captioned on its face as an "Amendment" hereto and duly executed by the Company and Loew.

     10. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEBRASKA NOTWITHSTANDING THE CHOICE OF LAW PROVISIONS THEREOF.

                                       38

     11. Binding Effect. This Agreement shall inure to the benefit of and be enforceable against the Company and Loew and their respective successors, heirs and permitted assigns.

     12. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous understandings, representations, statements and agreements, whether written or oral, are merged herein and superseded by this agreement. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     13. Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement or any other instrument referred to herein or executed in connection with the purchase and sale of the Common Stock, the provisions of this Agreement shall control.


                                       39

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Loew has executed this Agreement as of the 14th day of October, 1998.
                                    COMPANY:
                                    DTN ACQUISITION, INC.
                                    By:/s/ Charles R. Wood
                                       ---------------------------
                                       Charles R. Wood
                                       Senior Vice President

                                       Address for Notices:
                                       9110 West Dodge Road
                                       Omaha, Nebraska  68114




                                      LOEW:
                                      /s/ Dean Loew
                                      --------------------------------
                                      DEAN LOEW

                                      Address for Notices:
                                      10509 50th Avenue
                                      Pleasant Prairie, Wisconsin  53158



                                       40

                                Exhibit 506(e)(i)

                                       41

                               Exhibit 5.06(e)(i)



                                       42

   Fixed Assets and Purchased Software on Balance
     Sheet Dated June 30, 1998                                   $   125,000.00

     In-House Developed Software                                     400,000.00

     Customer Lists, Goodwill, Etc.                                4,695,000.00

                TOTAL                                            $ 5,220,000.00

                                       43
                                    - 273 -

                                    EXHIBIT B


                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") dated as of ____________, 199__, by and among [Insert name of Newco], a Nebraska corporation ("Buyer"), and Marcia C. Kennedy and Scott L. Brown (collectively the "Sellers" and individually a "Seller").

         WHEREAS, each Seller is the owner, beneficially and of record, of the number of shares of the Common Stock of Asset Growth Corporation, a Delaware corporation (the "Company"), set forth opposite his or her name on Schedule 1 attached hereto, and Sellers are the owners, in the aggregate, of all of the issued and outstanding capital stock of the Company;

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer ninety percent (90%) of all of the issued and outstanding capital stock of the Company upon and subject to the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, Buyer and Sellers agree as follows:

                                    ARTICLE I
                                 SALE OF SHARES

         1.01 Sale of Shares. Subject to the terms and conditions herein stated, each Seller agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined herein), free and clear of any and all liens, claims and encumbrances, good, valid and marketable title to the number of shares of capital stock of the Company set forth opposite his or her name on Schedule 1 as being sold to Buyer (all of such shares to be sold to Buyer hereunder being the "Shares"), and Buyer agrees to purchase the Shares from Sellers on the Closing Date. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Sellers.

         1.02 Price. In full consideration for the purchase by Buyer of the Shares, Buyer shall pay to each Seller on the Closing Date the amount set forth opposite such Seller's name in Schedule 1 attached hereto, being an aggregate amount of Six Hundred Thousand Dollars ($600,000).

         1.03 Closing. The sale referred to in Section 1.01 (the "Closing") shall take place at the office of ______________ at __________________________________________, on the date of the execution of this
Agreement, or at such later date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date".

                                       44

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As of the date hereof (except as otherwise specified herein) and as of the Closing Date, Sellers each jointly and severally represents and warrants to Buyer as follows:

         2.01 Organization and Qualification. At the Closing Date, the Company will be a corporation duly organized, validly existing and in good standing under the laws of Delaware and will have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Texas is the only jurisdiction in which the Company is qualified or licensed to do business. Buyer has heretofore received true and complete copies of the Certificate of Incorporation and By-laws (or other similar charter documents), as currently in effect, of the Company.

         2.02 Capitalization; Title to Stock. The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 200,000 shares are issued and outstanding as of the date hereof and no shares are held in the Company's treasury and (ii) 10,000,000 shares of preferred stock, $3.00 par value per share, of which no shares are outstanding and none are in the Company's treasury. Sellers are the record owners of all the Company's outstanding shares of Common Stock. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for the sale to Buyer as contemplated by this Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire from the Company or Sellers or any affiliate of the Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for any capital stock of the Company. The Company is not contractually obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. Each Seller represents and warrants only with respect to that Seller and not with respect to any other Seller, that such Seller (i) has good, valid and marketable title, beneficially and of record, to the respective Shares set forth opposite his or its name on
Schedule 1 attached hereto, free and clear of all liens, encumbrances and rights of others, (ii) is in rightful possession of duly and validly authorized and issued certificates evidencing his or its ownership of record of such Shares, and (iii) at the Closing Date, will have full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of this Agreement, good, valid and marketable title, beneficially and of record, to all of such Shares being sold by such Seller to Buyer hereunder, free and clear of all liens, encumbrances and rights of others.

         2.03 Subsidiaries. The Company has no subsidiaries. Except as set forth on Schedule 2.03, there is no corporation, partnership, joint venture or other person or entity in which the Company, directly or indirectly, has, or pursuant to any agreement or agreements has or will have, a right or obligation to acquire or make by any means, an interest or investment (including, without limitation, equity ownership, proprietary interest, loans, guarantees of indebtedness and other similar obligations).

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         2.04  Authority  Relative  to the  Transactions  Contemplated  by  this
Agreement. At the Closing Date, each Seller will have full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At the Closing Date, the
execution  and  delivery  of  this  Agreement  and  the   consummation   of  the
transactions contemplated hereby will have been duly and validly authorized on behalf of all Sellers and no other proceedings on behalf of Sellers are or will be necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming the valid execution and delivery of this Agreement by Buyer) at the Closing Date will constitute a legal, valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         2.05  Consents  and  Approval;  No  Violation.  Except  as set forth on
Schedule 2.05, neither the execution and delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby, nor compliance by any Seller with the provisions hereof, will (i) require the Company or any Seller to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority except for those requirements which become applicable to the Company as a result of the specific regulatory status of Buyer or as a result of any other facts that specifically relate to the business activities in which Buyer is engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation, By-laws or trust agreement (or other similar governing documents) of the Company or any Seller; (iii) violate or breach a provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any Seller is a party, or by which the Company or any Seller or any of their respective properties or assets may be bound; or (iv) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to the Company or any Seller or any of their material assets.

         2.06 Balance Sheet. Sellers have delivered to Buyer the unaudited balance sheet of the Company as of September 30, 1998 (the "Balance Sheet"). The Balance Sheet (i) has been prepared in accordance with the books and records of the Company, and (ii) presents fairly the financial position of the Company as of such date.

         2.07 Undisclosed Liabilities. Except (i) as provided for in the Balance Sheet, (ii) as disclosed in Schedule 2.07 or as specifically identified on other Schedules to this Agreement or (iii) for normal trade obligations incurred in the ordinary course of business subsequent to the date of the Balance Sheet, consistent with past practices or as otherwise provided in this Agreement, the Company has no liabilities or obligations in excess of $1,000 individually or $10,000 in the aggregate of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

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         2.08  Absence  of Certain  Changes  or  Events.  Except as set forth in
Schedule 2.08, or as disclosed in the other Schedules hereto, the Company has not (i) suffered any material adverse change in its assets, liabilities, business, prospects, results of operations or financial condition, (ii) suffered any damage, destruction or casualty loss adversely affecting any material assets of the Company, or (iii) entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business, consistent with past practices.

         2.09 Title and Related Matters. Except as set forth on Schedule 2.09, the Company does not own or lease any real property or office space. All of the properties, rights and assets, tangible and intangible, now used in or, to the best knowledge of Sellers, necessary for the conduct by the Company of its business as presently conducted will be indirectly transferred to Buyer by its purchase of the Shares. The interests of the Company in its properties, rights and assets (whether owned or as a lessee) are free and clear of all Liens other than (i) Liens for taxes not yet due, (ii) Liens which do not affect the use by, or value to, the Company of its rights and assets, or (iii) Liens set forth on
Schedule 2.09. The term "Liens" shall mean any pledge, lien, security interest, conditional sale agreement, or other similar encumbrance.

         2.10  Material  Contracts.  Except as set forth in Schedule  2.10,  the
Company does not have nor is it bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, commission, severance or termination pay, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $1,000, (d) any loan or advance to, or investment in, any other person other than cash advances in the ordinary course of business consistent with past practice, or any agreement, contract or commitment relating to the making of any such loan, advance or investment except for cash advances in the ordinary course of business consistent with past practice, (e) any debt obligation for borrowed money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection and other similar transactions in the ordinary course of business), (f) any management, distributorship, sales, service (personal or otherwise), consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any other person or in any area, (h) any other agreement, contract or commitment which involves $10,000 or more and is not cancelable without penalty within 30 days, (i) any outstanding powers of attorney or proxies granted to any person for any purpose whatsoever, (j) any contract or oral or written agreement for the acquisition of any other person,
(k) any agreement as to which the United States Government, any state, local or municipal government or any foreign government or any agency or instrumentality of any of the foregoing is a party, exclusive of any such agreement which contains solely the provisions set forth in a form contract used by the Company in its ordinary course of business, which forms have been previously made available to Buyer, or (l) any proposed contract or agreement which upon acceptance of a customer or third party would create a binding obligation upon the Company and which would not be cancelable without penalty within thirty (30) days and would involve a commitment to pay $1,000 or more annually (all such

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

oral or written agreements, contracts, arrangements and commitments are hereinafter referred to as the "Material Contracts"). True, complete and correct copies of all such written contracts, commitments, agreements or arrangements described on Schedule 2.10 will have been made available to Buyer prior to Closing. To the best knowledge of Sellers, Schedule 2.10 contains a complete list of all such oral contracts, agreements, commitments or arrangements and identifies which of such contracts are oral in nature. Except as set forth on
Schedule 2.10, there is not, under any of the Material Contracts, any default or event which, with notice or lapse of time or both, would constitute a default on the part of the Company. Neither the Company nor any Seller has received any notice from the other party to such Material Contracts of the termination or threatened termination thereof and no Seller knows of the occurrence of any event which would allow such other party to terminate such Material Contract except as otherwise disclosed in the Schedules hereto. Except as set forth on
Schedule 2.10 or any other Schedule hereto, no indebtedness of the Company will be accelerated by its terms, or result from the consummation of the transactions contemplated hereby.

         Schedule 2.10 contains a complete list of all agreements providing for the payment of severance pay to employees of the Company (the "Termination Benefits Agreements"). Except as expressly indicated on Schedule 2.10, no event has occurred under any of the Termination Benefits Agreements which alone or upon the giving of notice or the passage of time or both would obligate the Company to make any payment under any of the Termination Benefits Agreements.

         2.11 Leases. Schedule 2.11 hereto sets forth an accurate list of all leases to which the Company is a party (as lessee). All rents and additional rent due to date and to the Closing Date on such leases have and will have been paid and in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or arrangement and is not in default thereunder. Except as set forth on Schedule 2.11, there is not, with respect to leases referred to above, any existing default, or an event of default, or event which, with or without notice or lapse of time or both, would constitute a default or an event of default, on the part of the Company.

         2.12 Proprietary  Rights;  Computer  Programs,  Databases and Software.
Schedule 2.12 contains a complete list of all trademarks, trade names, assumed names, service marks, logos, patents, copyrights and copyright registration, and any applications for registration therefor presently owned or held by the Company or with respect to which the Company owns or holds any license or other direct or indirect interest (collectively, the "Proprietary Rights"); and no other Proprietary Rights are used in or are necessary for the conduct of the business of the Company as such business is presently conducted. Unless otherwise indicated in such Schedule 2.12 the Company owns sufficient right, title and interest in and to the material Proprietary Rights for the conduct of its business. No material Proprietary Rights used by the Company conflict with or infringe the rights of any other person. No claims have been asserted by any person with respect to the ownership, validity, license or use of the Proprietary Rights and no Seller knows of any basis for such claim. The Company has taken all measures which it believes to be appropriate to maintain and protect the Proprietary Rights. The Company has the right to use all material Proprietary Rights, to provide and sell the services and products provided and sold by it, and to conduct its business as heretofore conducted, and, except as set forth on Schedule 2.12, the consummation of the transactions contemplated

                                       48
                                    - 278 -
hereby will not alter or impair any such rights. Except as set forth on Schedule 2.12, no person is known to be infringing on or violating the Proprietary Rights used by the Company. Except in the ordinary course of its business or as set forth in Schedule 2.12, the Company has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of its computer programs, databases or software to any other person. The occurrence in or use by such computer programs, databases and software of dates on or after January 1, 2000 ("millennial dates") will not adversely affect the performance thereof with respect to data dependent data, compilations, output, or other functions (including but not limited to calculating, comparing and sequencing) and that such computer programs, databases and software will create, store, process and output information related to or including millennial dates without error or omissions.

         2.13 Litigation. Schedule 2.13 sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and investigations pending and threatened, by or against or involving the Company or its business and, in the case of collection claims, those involving claims in excess of $1,000. No such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, would, individually or in the aggregate, materially adversely affect the business, financial condition, results of operations or prospects of the Company taken as a whole or the transactions contemplated hereby. The Company does not know of any reasonable basis for any other such claim, action, suit, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

         2.14 Employee Benefit Matters. Neither the Company nor any member of the Control Group (within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code") maintains, has contributed to or has ever been obligated to contribute to, for, on behalf of or with respect to current or former employees of the Company, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (as defined in ERISA Section 3(37)), stock purchase plan, stock option plan or deferred compensation agreement, plan or funding arrangement (collectively "Employee Plans"). There are no employee welfare benefit plans (as defined in ERISA Section 3(1)) maintained by the Company.

         2.15 Governmental Authorizations and Regulations. The Company has all material licenses, franchises, permits and other governmental authorizations necessary to the conduct of its business, as presently conducted and the same are in full force and effect. The business of the Company is being conducted in compliance in all material respects with all applicable licenses, franchises, permits and other governmental authorizations and, to the best knowledge of Sellers, in compliance in all material respects with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to its business. Except as set forth on Schedule 2.15, the Company has not received any notice of any alleged violation of any of the foregoing.

                                       49
                                    - 279 -

         2.16 Labor Matters. Except as set forth in Schedule 2.16, (i) the Company is in compliance in all material respects with all applicable laws respecting health and occupational safety, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, the Federal Immigration Reform and Control Act of 1986), (ii) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board, (iii) there are no proceedings pending or threatened before the National Labor Relations Board with respect to the Company, (iv) there are no discrimination charges (relating to sex, age, religion, race, color, national origin, ethnicity, handicap or veteran status or any other basis protected by relevant law) pending before any federal, state or local agency or authority against the Company or any of its employees, (v) no grievance which might have a material adverse effect upon the Company is currently pending, (vi) the Company is not bound by any collective bargaining agreement and there is no collective bargaining agreement currently being negotiated by the Company and (vii) the Company has not experienced any material labor difficulty during the past three years.

         2.17 Insurance. The Company maintains insurance coverage which Sellers believes to be sufficient for compliance with all requirements of law and of all agreements to which the Company is a party and which provides adequate insurance coverage for the business of the Company. With respect to all policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the Closing Date will have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in such policies without the payment of, additional premiums, unless called for in its original terms.

         2.18 Tax Matters. (a) All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, withholding, payroll, employment and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and provided for in the Balance Sheet of the Company.

         (b) The Company has not filed any election or caused any deemed election under Section 338 of the Code.

         (c) The Company is not delinquent in the payment of any taxes and no extensions of time have been granted to the Company to file any return required by applicable law to be filed by it prior to or on the Closing Date, which have expired or will expire on or before the Closing Date without such return having been filed.

         2.19 Environmental Matters. The Company is in material compliance with, and has not done anything to be in material violation of any federal, state or local laws relating to the environment.

         2.20 Brokers and Finders. No Seller has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby; provided, however, each

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                                    - 280 -

Seller so represents and warrants only with respect to that Seller and not with respect to any other Seller.

         2.21 Books and Records. The minute books of the Company, as previously made available to Buyer, contain accurate records in all material respects of all meetings of and corporate actions or written consents by the respective stockholders and Boards of Directors of the Company.

         2.22 Bank Accounts. Sellers will cause the Company to deliver to Buyer at least 3 business days prior to the Closing an accurate and complete list showing the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

         2.23 Other Information. The information furnished to Buyer by Sellers or the Company or pursuant to this Agreement, including the exhibits hereto, the schedules identified herein, and in any certificate or other document executed or delivered pursuant hereto by Sellers (which for purposes of this Agreement shall be deemed to be representations and warranties), is not materially false or misleading, does not contain any misstatement of material fact, and does not omit to state any material fact required to be stated in order to make the statements therein not misleading in light of the circumstances under which they were made.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof and as of the Closing Date, Buyer represents and warrants to Sellers as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska.

         3.02 Authority Relative to this Agreement. Buyer has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of the Agreement by Sellers) constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

         3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the

                                       51
                                    - 281 -
provisions hereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Articles of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

         3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

         3.05 Brokers and Finders. Buyer has not employed any broker or finder and, to Buyer's knowledge, no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

         3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.01 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost and expense (it being understood, however, that all legal and accounting fees and expenses so incurred by the Company shall be paid by the Sellers).

                                       52
                                    - 282 -

         4.02 Public Announcements. Sellers and Buyer will consult with each other before any of them or the Company issues any press releases or otherwise makes any public statements (including statements made to employees of the Company) with respect to this Agreement and the transactions contemplated hereby.

         4.03 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Sellers, and Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

         4.04 No Dilution. During the three year period following the Closing, Buyer will not permit the Company, through any consolidation, merger, reorganization, dissolution, issue or sale of securities or other voluntary action, to dilute the stock ownership of a Stockholder in the Company without the prior written approval of such Stockholder.

                                    ARTICLE V
                                   CONDITIONS

         5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party hereto to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, nor shall any action or proceeding brought by any governmental authority or agency, be pending, which (i) prevents, restricts or delays or seeks to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement or
(ii) seeks a material amount of monetary damages in connection with the consummation of the transactions contemplated by this Agreement.

         (b) The other parties hereto shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in the Purchase Agreement dated ________, 1998, among the Company, Sellers and the Buyer (the "Purchase Agreement") required to be performed and complied with by them at or prior to the Closing and all representations and warranties of such other parties contained in the Purchase Agreement shall be true and correct in all material respects as of the Closing Date.

         (c) No actions or proceedings which have a material likelihood of success shall have been instituted or threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

                                       53
                                    - 283 -

                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

         6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for the applicable statute of limitation.

         6.02 Post-Closing Indemnification. (a) From and after the Closing Date, Sellers shall defend, indemnify and hold harmless Buyer and its affiliates (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), suffered by any of them as a result of, or arising from: (i) any inaccuracy in or breach of or omission from any of the representations or warranties made by Sellers in
Article II of this Agreement or pursuant hereto, or any nonfulfillment, partial or total, of any of the covenants or agreements made by Sellers in this Agreement to the extent not waived by Buyer in writing; or (ii) any claim, action, suit, proceeding or investigation of any kind relating to or arising from events occurring prior to the Closing Date, instituted by or against or involving the Company or any of its business or assets (other than those claims, actions, suits, proceedings and investigations set forth in Schedule 2.13 of the Disclosure Schedule) regardless of whether such claims, actions, suits, proceedings or investigations are made or commenced before or after the Closing Date, provided that Damages relating to claims, actions, suits, proceedings and investigations that relate to events occurring both before and after the Closing Date shall be equitably allocated between Buyer and Sellers.

         (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in
Article III of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Sellers in writing.

         (c) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this
Article VI, the indemnified party shall promptly (and in any case within thirty days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the

                                       54
indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the indemnified party or any of its affiliates, provided, however, the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

         (d) Claims for indemnification made under this Section 6.02 shall be made within a period of three years from the Closing Date, provided, however, notwithstanding the foregoing, claims for indemnification with respect to any action, lawsuit, proceeding or investigation of any kind relating to or arising out of the matters referred to in Section 6.02(a)(ii) may be made within five years from the Closing Date.

         6.03  Tax Indemnity, Etc.

         (a) Sellers shall be responsible for and pay all Taxes attributable to the Company or its subsidiaries or for which the Company is liable for any period or portion of a period that ends on or before the Closing Date which have not been paid or adequately provided for in the Balance Sheet. Such Taxes shall include but not be limited to the Taxes of any member of an affiliated group of which the Company was a member for federal income tax purposes or any entity with which the Company filed a combined return for state or local tax purposes.

         (b) Sellers shall indemnify Buyer, the Company and their affiliates and their respective successors and assigns (each, a "Tax Indemnified Party", and collectively, "Tax Indemnified Parties") against and hold the Tax Indemnified

                                       55

Parties harmless on an after-tax basis from all liability, loss or damage and from all expenses paid to third parties (including reasonable attorneys' fees) with respect to all such Taxes described in the immediately preceding clause
(a).

         (c) All tax allocation, tax sharing and similar agreements, if any, to which the Company is or was a party at any time on or before the Closing Date shall be terminated as of the Closing Date with respect to the Company. The Company shall have no obligation for the payment of any amount pursuant to any such agreement, except as expressly provided for in the Balance Sheet. The foregoing indemnity obligations of Sellers and the covenants and agreements of the parties contained in this Section 6.03 shall survive the Closing and be applicable for the applicable statute of limitations (as such may be waived or extended).

         (d) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company or its subsidiaries.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         7.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Sellers.

         7.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.02.

         7.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

         7.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy, courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                                       56

         (a)      if to Sellers, to:

                  Asset Growth Corporation
                  7324 Southwest Freeway
                  Suite 1000
                  Houston, Texas  77074
                  Attn:  Marcia C. Kennedy

                  with a copy to:

                  Looper Reed Mark & McGraw
                  1300 Post Oak Boulevard
                  Suite 200
                  Houston, Texas  77056
                  Attn:  Rob James

         (b)      if to Buyer, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road
                  Suite 200
                  Omaha, Nebraska  68114
                  Attn: Charles R. Wood, Sr. Vice President

                  with a copy to:
                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         7.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

         7.06 Governing Law. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

                                       57

         7.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         7.09 Entire Agreement. This Agreement, including the Exhibits hereto and the documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

         7.10  Certain Definitions.

         (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

         (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (d)  The term "day" shall mean a calendar day unless otherwise stated.

         (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

         (f) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.


                                       58

         IN WITNESS WHEREOF, Sellers and Buyer have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                             [Insert name of Newco]

Date:_____________________             By:_____________________________________
                                       Title:__________________________________

Date:_____________________             ________________________________________
                                       Marcia C. Kennedy

Date:_____________________             ________________________________________
                                       Scott L. Brown

                                       59

                                   SCHEDULE 1



   Name and                      Number of                         Number of            Payment Due
Address Of Seller              Shares Owned                   Shares Being Sold         at Closing

Marcia C. Kennedy                100,000                               90,000             $300,000

Scott L. Brown                   100,000                               90,000             $300,000

TOTALS                           200,000                              180,000             $600,000




                                       60

                               DISCLOSURE SCHEDULE


No disclosures.


                                       61

                                    EXHIBIT C


                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this ___ day of _____________ 1998, by and between ASSET GROWTH CORPORATION, a Delaware corporation ("AGC"), and [Insert name of Newco], a Nebraska corporation (the "Company").

         WHEREAS, AGC is a party to a Purchase Agreement (the "Purchase Agreement") dated the same date as the date of this Agreement with Data Transmission Network Corporation, a Delaware corporation ("DTN"), Marcia C. Kennedy, a shareholder of AGC ("Kennedy"), and Scott L. Brown, a shareholder of AGC ("Brown");

         WHEREAS, pursuant to the Purchase Agreement, the Company is to acquire all of the capital stock of Paragon Software, Inc., an Illinois corporation ("Paragon"), and AGC and the Company are to enter into this Agreement to provide for AGC to manage the day to day affairs of the business of Paragon using the management experience and expertise of Kennedy and Brown, subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, Company desires to engage AGC to render such management services and AGC desires to provide such services;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. Engagement. The Company hereby engages AGC to render management services to the Company and Paragon upon the terms and conditions hereinafter set forth, and AGC agrees to provide such management services upon the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall commence on the date of this Agreement. Unless sooner terminated in accordance with the provisions of Paragraph 6, it shall continue until the earlier to occur of the Closing or the Termination, as such terms are defined in the Purchase Agreement.

         3. Compensation. In consideration of AGC's performance of the management services as provided in this Agreement, the Company agrees to pay AGC each calendar month during the term of this Agreement (or, in the case of a partial month, a proportionate amount thereof based on the number of days of such month within the term of this Agreement) an amount equal to the net income before income taxes of the Company for such month. AGC shall invoice the Company at the beginning of each month a reasonable estimate of the projected net income before income taxes of the Company for such month. Newco shall pay such invoices by the end of such month. Once the actual amount owed for such month is determined, AGC shall refund to the Company the amount by which the estimate exceeds the actual amount due for such month or the Company shall pay to AGC the amount by which the actual amount due for such month exceeds the estimate.

                                       62

         4. Duties of AGC. The duties of AGC under this Agreement generally shall be to manage the day to day affairs of the business of Paragon, subject to the control of the Board of Directors of Paragon. The precise nature of the management services to be rendered by AGC during the term of this Agreement shall be assigned and directed by the Board of Directors of Paragon and may be modified from time to time at the direction of the Board of Directors of Paragon. The services shall include, without limitation, the responsibility for recommending the operational and managerial policies of Paragon as well as the supervision of the employees of Paragon. During the term of this Agreement, the Company shall cause Paragon to furnish to AGC at the office of Paragon appropriate office space, equipment, and secretary and clerical assistance as may be required from time to time to enable AGC to perform its duties under this Agreement. It is understood that, except as expressly provided in this Agreement, AGC shall be responsible for all expenses and costs incurred by it in connection with the performance of its services under this Agreement.

         5. Confidentiality. AGC acknowledges that in the course of performing its services under this Agreement, AGC will be given access to proprietary and confidential information of Paragon (collectively the "Proprietary Information") which includes without limitation (a) the names, addresses and financial data regarding customers, clients, or applicants of Paragon, (b) any data or information that is competitively sensitive material including but not limited to product planning information, marketing strategies, plans, finances, operations, customer relationships, customer profiles, business plans, and internal performance results relating to the past, present or future business activities of Paragon and its affiliates and the customers, clients and applicants of Paragon, and (c) all confidential or proprietary concepts, documentation, reports, data, information, know-how and trade secrets, whether or not patentable or copyrightable. AGC agrees to safeguard the Proprietary Information and to prevent the unauthorized use or disclosure thereof. Either during or after AGC's engagement with the Company, AGC will not directly or indirectly disclose to anyone outside of the Company, Paragon or DTN (except in the ordinary course of Paragon's business), nor use in other than Paragon's business, except with the prior written permission of the President of the Company, any Proprietary Information. Upon the request of the Company or Paragon and, in any event upon termination of this Agreement, AGC shall surrender to the Company or Paragon all memoranda, notes, records, and other documents or materials (and all copies of same) pertaining to or including the Proprietary Information. AGC acknowledges that use or disclosure of any Proprietary Information in a manner inconsistent with this Agreement will give rise to irreparable injury to the Company and Paragon. Accordingly, in addition to any other legal remedies which may be available, at law or in equity, the Company and Paragon shall be entitled to equitable or injunctive relief against such unauthorized use or disclosure. Proprietary Information shall not include any information or data known generally to the public (other than as a result of unauthorized disclosure by AGC) or any information or data of a type not generally considered confidential or proprietary by persons engaged in a business similar to the business of Paragon. The obligations of AGC under this paragraph shall survive the termination of this Agreement.

         6. Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                                       63

         (a)      The   bankruptcy,   dissolution,   liquidation   or   sale  of
                  substantially all of the assets of the Company or Paragon.

         (b) Notice from the Company in the event Paragon's revenues or net earnings from operations before interest, income taxes for any calendar month during the term of this Agreement are less than the average monthly revenues or net earnings from operations before interest, income taxes, respectively, of Paragon over the three calendar months immediately preceding the date of this Agreement.

         (a) Notice from the Company if either Kennedy or Brown, for any reason, including but not limited to their death, fails to personally provide and perform to the best of their abilities the primary responsibilities and obligations of AGC under this Agreement.

         (d) Written notice by the Company to AGC of the termination of this Agreement for cause. For purposes of this Agreement, "cause" shall mean (i) Kennedy's or Brown's confession or conviction of theft, fraud, embezzlement or other crime involving dishonesty, (ii) AGC's material violation of the provisions of Paragraph 5, (iii) material negligence of AGC in the performance of its duties under or pursuant to this Agreement, or (iv) material non-compliance by AGC with its obligations under this Agreement.

         (f) The expiration of the stated term of this Agreement or the earlier termination upon the mutual written agreement of the parties to this Agreement.

         7. Independent Contractor. AGC shall be an independent contractor with respect to the Company and Paragon in connection with the work performed hereunder. AGC does not have, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the Company or Paragon; and AGC shall hold the Company and Paragon harmless from any claims resulting from any action taken by AGC which is inconsistent with the provisions of this sentence.

         8. Binding Effect; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, AGC and the Company and their respective heirs, legal representative, successors, and permitted assigns. The obligations under this Agreement may not be assigned by the Company or AGC without the prior written consent of the other party hereto, which consent may be withheld for any reason whatsoever.

         9. Notification. All notices which a party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent) to the other party at its respective address or telecopy number set forth below. Notices shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier.

                                       64

         If to AGC:                   Asset Growth Corporation
                                      7324 Southwest Freeway, Suite 1000
                                      Houston, Texas  77074
                                      Attention:  Marcia C. Kennedy
                                      Telecopy No.: ______________

         If to the Company:           Data Transmission Network
                                      Corporation
                                      9110 West Dodge Road, #200
                                      Omaha, NE  68114
                                      Attn:  Charles R. Wood
                                      Telecopy No.:  (402) 255-8088

         10. Entire Agreement. This document constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement; and there are no other agreements, representations, warranties, or covenants, written or oral, with respect to the transactions contemplated by this Agreement which are not expressly set forth, referred to, or incorporated herein by this document.

         11. Amendment. This Agreement may be amended by letter or other document which by its terms specifically states that it is an amendment to this Agreement; provided, that such letter or other document shall be signed by both parties hereto.

         12. Governing Law. This Agreement shall be governed by and construed in enforced in accordance with the substantive laws, but not the choice of law rules, of the State of Nebraska.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Headings.  The headings of the several paragraphs of this Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of this Agreement.

         15. Construction. Whenever required by the context, references in this Agreement in the singular shall include the plural and vice versa.

                                       65

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                  ASSET GROWTH CORPORATION,
                                  A Delaware corporation

                                  By: __________________________________
                                      Marcia C. Kennedy, President



                                  [Insert name of Newco], a Nebraska corporation



                                  By:___________________________________
                                  Title:__________________________________



                                       66

                                    EXHIBIT D

                    (Opinion of Looper, Reed, Mark & McGraw)

                             Dated __________, 199__

[Insert name of Newco]
c/o Data Transmission Network Corporation
9110 West Dodge Road
Suite 200
Omaha, NE  68114

Gentlemen:

         We have acted as counsel to Asset Growth Corporation (the "Company"), a Delaware corporation, and its shareholders, Marcia C. Kennedy and Scott L. Brown (collectively the "Shareholders"), in connection with your purchase of ninety percent (90%) of the issued and outstanding capital stock of the Company pursuant to that certain Stock Purchase Agreement dated as of __________, 199__ among the Shareholders and you (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Agreement. We reviewed the following documents and agreements:

         (i)      the Agreement;

         (ii) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

         (iii) the Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date of this opinion letter (the "Bylaws");

         (iv)     the stock certificates and stock records of the Company; and

         (v) actions taken by the stockholders and Board of Directors of the Company to authorize the transactions contemplated by the Agreement.

         In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the

                                       67
opinions hereafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company. During the course of our discussion with such representatives and our review of the documents described above in connection with the preparation of these opinions, no facts were disclosed to us that caused us to conclude that any such certificate, statement or representation is untrue. In making our examination of the documents executed by persons or entities other than the Shareholders and the Company, we have assumed that each such other person or entity had the power and capacity to enter into and perform all his, her or its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such person or entity.

         As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that after an examination of documents in our files or made available to us by the Company and after inquiries of officers of the Company, and considering the actual knowledge of those attorneys in our firm who have given substantive attention to legal matters for the Company, without independent investigation or inquiry as to factual matters, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

         Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority and, to our knowledge, all franchises, licenses, and permits from governmental authorities necessary to own and operate its properties and to conduct its business as presently being conducted.

         2. The Company is duly qualified to do business and is in good standing in (i) the state of Delaware, and (ii) to our knowledge, each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.

         3. The authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, $0.01 par value per share, of which 200,000 shares are outstanding and no shares are held in the treasury of the Company and
(ii) 10,000,000 shares of Preferred Stock, $3.00 par value per share, of which no shares are outstanding and none are held in the treasury of the Company. All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. To our knowledge, except as disclosed in the disclosure schedules to the Agreement, there are no outstanding subscriptions, scrip, warrants, commitments, conversion rights, calls, options or agreements to issue or sell additional securities of the Company, and no obligations whatsoever requiring, or which might require, the Company to issue any securities.

                                       68

         4. To our knowledge, the parties to the Agreement other than you have good title to all of the outstanding shares of Common Stock of the Company, free and clear of all liens, encumbrances, security interests, options, claims, charges and restrictions.

         5. Each of the Shareholders has the power, authority, and capacity to execute, deliver, and perform the Agreement and to consummate the transactions contemplated thereby, and the Agreement and all documents and instruments delivered by the Shareholders thereunder have been duly executed and delivered by them and constitute legal, valid and binding obligations of the parties thereto other than Buyer, enforceable in accordance with their terms.

         6. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated thereby will not, except as disclosed in the disclosure schedules to the Agreement, result in a breach or violation of or constitute a default under, or accelerate any obligation under, or give rise to a right of termination of, the Certificate of Incorporation or By-laws of the Company or, to our knowledge, any judgment, decree, order, governmental permit or license, authorization, agreement, indenture, instrument, or statute or regulation to which the Shareholders or the Company is a party or by which the Shareholders or the Company or its business, assets, or properties may be bound or affected, and, to our knowledge, will not, except as disclosed in the disclosure schedules to the Agreement, result in the creation of any lien, claim, encumbrance or restriction on any part of the business or assets of the Company.

         7. To our knowledge, there is no legal action or governmental proceeding or investigation pending or threatened against or affecting the Company or its stockholders which prevents the parties other than Buyer from entering into or being bound by the Agreement or from consummating the transactions contemplated thereby or which questions the validity of the Agreement or the transactions contemplated thereby.

         8. To our knowledge, except as disclosed in the disclosure schedules to the Agreement, there is no legal action or governmental proceeding or investigation pending or threatened against or affecting the Company, which, if decided adversely to the Company, would have a material adverse affect on the properties, business, profits or condition (financial or otherwise) of the Company, taken as a whole.

         9. To our knowledge, except as disclosed in the disclosure schedules to the Agreement, no consent, authorization or approval of, or exemption by, or filing with, any court or administrative agency or authority of the United States of America or the State of Delaware is required in connection with the delivery and performance by the Shareholders of the Agreement or any of the instruments or agreements delivered by the Shareholders thereunder, or the taking of any action therein contemplated.

         10. All corporate proceedings required by the Delaware General Corporation Law to be taken by the Board of Directors or the stockholders of the Company on or prior to the Closing Date in connection with the execution and

                                       69
delivery of the Agreement and in connection with the sale of all of the capital stock of the Company have been duly and validly taken.

         This opinion relates solely to the laws of the State of Delaware, and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions. We have assumed that, and our opinions expressed in paragraph 5 above are based upon our assumption that, the internal laws of the State of Delaware and Federal law govern the provisions of the Agreement and the transactions contemplated thereby.

         The opinion set forth in paragraph 5 above concerning the enforceability of the obligations of the Shareholders under the Agreement is subject to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in Delaware statutes and common law.

         We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. The opinions expressed herein are furnished by us, as counsel for the Company and the Shareholders, solely for your benefit in connection with the transactions contemplated by the Agreement and upon the understanding that we are not hereby assuming any responsibility to any other person whatsoever. This opinion may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.


                                      Very truly yours,

                                      Looper, Reed, Mark & McGraw



                                      By:

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into as of the _____ day of ____________, 199__, between Asset Growth Corporation (the "Company"), a Delaware corporation, and [Insert name of the Stockholder] (the "Executive").

                                      * * *

         WHEREAS, the Company, a subsidiary of Data Transmission Network Corporation ("DTN"), desires to employ the Executive; and

         WHEREAS, the Executive desires to accept such employment.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

         1. Employment and Duties. The Company hereby employs the Executive as its __________________________________. The duties and responsibilities of the Executive shall consist of the duties and responsibilities of the Executive's corporate offices and positions which are set forth in the bylaws of the Company from time to time and such other duties and responsibilities consistent with the Executive's corporate offices and positions which the Board of Directors of the Company may from time to time assign to the Executive.

         2. Term. The term of this agreement shall begin on the date of this agreement and shall continue thereafter for a period of thirty six (36) months, unless terminated earlier in accordance with this agreement. The Executive shall remain an employee at-will. Either the Executive or the Company may terminate the employment relationship at any time, with or without any reason, subject to the other provisions of this agreement. Each party shall provide the other party with thirty (30) days advance written notice of such party's intention to terminate this agreement, except in the event of the termination of Executive's employment pursuant to any of the first three sentences of Section 11 of this agreement.

         3. Place of Employment. During the term of this agreement, the Executive will perform the duties of the Executive at the Company's offices in _________________, and the Executive will not be required to relocate or transfer the principal residence of the Executive during the term of this agreement.

         4. Compensation. The Company agrees to pay the Executive a signing bonus (the "Signing Bonus") of One Hundred Fifty Thousand Dollars ($150,000). The Signing Bonus shall be paid in full on the date of this agreement, and is not subject to forfeiture. The Company agrees to pay the Executive a base salary (the "Base Salary") of One Hundred Seventy Five Thousand Dollars ($175,000) per year (it being understood, however, that Executive shall be eligible for discretionary increases in such Base Salary to the extent approved by the Board


                                       71
of Directors of DTN after recommendation by its Compensation Committee). The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

         5. Annual Bonus. The Executive shall participate in the Company's annual bonus plan in effect during the term of this agreement which will reward targeted performance by the Executive in a manner similar to executives with similar base salaries under DTN's annual bonus plan in effect during the term of this agreement. If the goals by which the Executive's performance is measured are reached for the particular year, the annual bonus would represent from 50% to 100% of the Executive's Base Salary for such year. The targeted performance of the Executive will be established near the beginning of the year and will consider growth from ongoing operations as well as growth through acquisitions, as applicable.

         6. Board of Directors. During the term of this agreement, the Executive shall serve, without additional compensation, as a director of the Company and as a director of each of the subsidiaries of the Company.

         7. Expenses. During the term of this agreement, the Executive shall be entitled to prompt reimbursement by the Company of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its executive officers, which shall be similar to those for DTN's executives) in the performance of the duties and responsibilities of the Executive under this agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

         8. Other Benefits. During the term of this agreement, the Executive shall be entitled to all of the fringe benefits which are provided to employees of the Company generally, excluding any stock option plans or similar programs. During the term of this agreement, the Executive also shall be entitled to participate in such other fringe benefits, benefit plans or programs which the Company or DTN from time to time may make available either to its employees generally or to its executive officers, such as but not limited to the Data Transmission Network Corporation 401(k) plan, but excluding any stock option plans or similar programs.

         9. Vacations and Holidays. The Executive shall be entitled to four weeks of paid vacation per year and paid holidays in accordance with the Company's policies in effect from time to time.

         10. Other Activities. The Executive shall devote substantially all of the Executive's working time and efforts during the Company's normal business hours to the business affairs of the Company and to the diligent and faithful performance of the duties and responsibilities assigned to the Executive pursuant to this agreement, except for vacations and holidays. Despite the foregoing, the Executive shall be free to broker proposed acquisitions which the Company has elected not to pursue so long as such activities by the Executive do not require any substantial services by the Executive and do not interfere with or impair the performance of the Executive's duties and responsibilities under this agreement.

                                       72

         11. Termination. The Executive's employment under this agreement shall terminate upon the death of the Executive. If the Executive becomes incapable by reason of physical injury, disease, or mental illness of substantially performing the duties and responsibilities of the Executive under this agreement for a period of six (6) continuous months or more, then the Company may terminate the Executive's employment under this agreement. The Company also may terminate the Executive's employment under this agreement for Cause; however, for purposes of this agreement, "Cause" shall mean only (i) confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to the Company or any parent, subsidiary, or affiliate of the Company, (ii) material violation of the provisions of any confidentiality agreement or non-competition agreement in force between the Company or DTN and the Executive, (iii) habitual and material negligence in the performance of the duties of the Executive under or pursuant to this agreement, (iv) material non-compliance with the obligations of the Executive under Section 10 or (v) failure of the Executive, within thirty days after written notice of such failure, to abide by the lawful directives of the Board of Directors of the Company that are not inconsistent with the terms of this Agreement. In the event of the termination of the Executive's employment pursuant to any of the first three sentences of this Section 11 or if the Executive voluntarily terminates employment with the Company, other than as provided in Section 12(b), the Executive (or, in the event of the Executive's death, the estate of the Executive) shall be entitled to retain that portion of the Base Salary earned by the Executive up to the effective date of such termination, provided that during any period when the Executive is incapable by reason of physical injury, disease, or mental illness of substantially performing his or her duties and responsibilities under this agreement, the Company may subtract from such Base Salary the amount of any payments which the Executive receives from Company-sponsored disability insurance as a reimbursement for lost earnings or wages relating to such period.

         12. Severance Pay. Except as provided in Sections 11 and 12 of this agreement, the Executive shall not receive any additional severance pay upon the termination of employment of the Executive, regardless of the Company's severance policy for its employees generally.

              (a) Termination Without Cause. If the Company terminates the employment of the Executive for any reason other than those referred to in
Section 11, the Company shall pay the Executive, upon the effective date of such termination, the then current present value of all remaining payments of Base Salary that would have been paid hereunder but for such termination, less applicable employee tax withholdings and deductions. Such present value shall be determined using the discount rate referred to in Section 12 (c).

              (b) Voluntary Termination Upon Change in Control of DTN. If the Executive voluntarily terminates employment with the Company within sixty (60) days after receiving notice of a Change in Control Transaction, as hereinafter defined, the Company shall pay the Executive, upon the effective date of such termination, the then current present value of those payments of Base Salary that would have been paid hereunder, but for such termination, during the shorter of (i) the one year period following the effective date of such termination or (ii) the remaining portion of the initial term of this agreement after the effective date of such termination. Such present value amount shall be reduced by applicable employee tax withholdings and deductions. Such present value shall be determined using the discount rate referred to in Section 12(c).

                                       73

For purposes of this Section 12(b), "Change in Control Transaction" shall mean the occurrence of any of the following: (a) the acquisition by any person or entity (other than an Exempt Person as hereinafter defined) of securities of DTN representing 30% or more of the combined voting power of DTN's then-outstanding securities; (b) DTN shall consolidate with, or merge with and into, any other person or entity; or (c) any person or entity shall consolidate with DTN, or merger with and into DTN and DTN shall be the continuing or surviving corporation of such merger, and, in connection with such merger, all or part of DTN's capital stock shall be changed into or exchanged for stock or securities of any other person or entity or cash or any other property. "Exempt Person" shall mean DTN or any subsidiary of DTN, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of DTN or of any subsidiary of DTN, or any entity or trustee holding the capital stock of DTN for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of DTN or of any subsidiary of DTN.

              (c) Discount Rate. For purposes of the present value determinations referred to in this Section 12, a discount rate equal to the prime rate on corporate loans at large U.S. money center commercial banks as quoted in the "Money Rates" column of the Wall Street Journal on such effective date shall be used.

         13. Successors and Assigns. This agreement and all rights under this agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This agreement is personal in nature, and neither of the parties to this agreement shall, without the written consent of the other, assign or transfer this agreement or any right or obligation under this agreement to any other person or entity.

         14. Notices. For purposes of this agreement, notices and other communications provided for in this agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:                ________________________
                                             ________________________
                                             ________________________



         If to the Company:                  Data Transmission Network
                                             Corporation
                                             9110 West Dodge Road, #200
                                             Omaha, NE  68114
                                             Attn:  Charles R. Wood


or to such other  address as either party may have  furnished to the other party
in  writing  in  accordance   with  this   paragraph.   Such  notices  or  other
communications shall be effective only upon receipt.

                                       74

         15. Miscellaneous. No provision of this agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by the Executive and an officer of the Company (other than the Executive) so authorized by the Board of Directors of the Company. No waiver by either party to this agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision of this agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this agreement have been made by either party that are not expressly set forth in this agreement.

         16. Validity. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this agreement affect the validity or enforceability of the balance of such provision. The provisions of this agreement are severable.

         17. Counterparts. This document may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

         18. Headings. The headings of the paragraphs contained in this document are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this agreement.

         19. Applicable Law. This agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Nebraska.

         20. Arbitration. In the event a dispute shall arise as to the parties' respective rights, duties and obligations under this agreement, or in the event of a claim for breach of this agreement by either party (collectively, "Dispute"), the parties agree to utilize arbitration as the exclusive means for resolution of the Dispute. With respect to any such Dispute, the arbitrator shall be selected and the arbitration conducted in accordance with the most recent Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration proceeding shall be held in Omaha, Nebraska, or such other location as may be acceptable to the parties. The arbitrator shall make written findings, including any award, which shall be signed by the arbitrator. The award shall be deemed final and binding thirty (30) days after the award is made. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall be bound by the provisions of this agreement in determining any award. The parties agree that the proceedings and any decision by the arbitrator, including the amount of any award, shall be kept confidential and not disclosed to any person other than the parties, witnesses and their counsel (who also must each agree to maintain the confidentiality of the proceedings and any decision). A party may enforce any award in any court of competent jurisdiction.

                                       75

         IN WITNESS WHEREOF, the Company and the Executive have executed this agreement on the day and year first above written.

                                 Asset Growth Corporation, a
                                 Delaware corporation

                                 By: _____________________________________
                                 Title: ____________________________________


                                 ___________________________________________
                                 [Insert name of the Stockholder]



                                       76

                                    EXHIBIT F


                           STOCK REDEMPTION AGREEMENT

         THIS STOCK REDEMPTION AGREEMENT, dated as of ___________, 199__, is entered into between Asset Growth Corporation, a Delaware corporation (the "Company") and [Insert name of Stockholder] (the "Shareholder").


                              W I T N E S S E T H:

         WHEREAS, the Shareholder presently owns _____ shares of the common stock of the Company and desires to agree upon certain matters relating to the ownership of the shares of such stock now or hereafter owned by the Shareholder; and

         WHEREAS, the Company deems it to be in its best interests and the best interests of its shareholders to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties to this Agreement agree as follows:

         1. Definitions. As used in this Agreement, unless the context otherwise requires:

         (a) "DTN" means Data Transmission Network Corporation, a Delaware corporation, and its successors and affiliates. The Company is a subsidiary of DTN.

         (b) "Employment Agreement" means the Employment Agreement dated the same date as this Agreement between the Shareholder and the Company, as the same may be amended from time to time.

         (c) "Shares" means all or any portion of the shares of the common stock of the Company now or in the future owned by the Shareholder or any interest therein acquired by a Transfer.

         (d) "Termination of Employment" means the termination of the Shareholder's employment with the Company for any reason whatsoever, including but not limited to death, voluntary termination by the Shareholder, and Termination Without Cause.

         (e) "Termination Without Cause" means termination of Shareholder's employment by the Company for any reason other than those referred to in Section 11 of the Employment Agreement. Termination Without Cause does not include termination of employment by the Shareholder.

                                       77

         (f) "Transfer" as a verb means to directly or indirectly issue, sell, transfer, assign, pledge, mortgage, create a security interest in, or in any other way encumber or dispose of Shares. "Transfer" as a noun means any issuance, sale, transfer, assignment, pledge, mortgage, creation of a security interest in, or any other encumbrance or disposition of Shares.

         (g) "Trigger Event" means any event described in Section 3 or 4 which triggers the redemption of all or any portion of the Shares.

         2. Restriction on Transfer of Shares. Without the prior written consent of the then holders of all of the shares of capital stock of the Company, the Shareholder shall not Transfer any Shares that he or she now or hereafter may hold or beneficially own, nor shall any of the Shares be transferable, except pursuant to or in compliance with the terms of this Agreement. Any attempt by the Shareholder to Transfer any Shares other than in compliance with the terms of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize and shall give no effect to any such attempt to Transfer any Shares. The restrictions contained in this paragraph shall be applicable to all Shares acquired by the Shareholder from any source after the date of this Agreement as well as to the Shares owned or held by the Shareholder on the date of this Agreement.


         3. Shareholder Election for Redemption of Shares. Upon the Shareholder's written notice to the Company of his or her election to have the Company redeem all or a portion of the Shares, subject to the limitations set forth in this Section 3, the Shareholder shall sell to the Company, and the Company shall purchase from the Shareholder, the number of shares the Shareholder elects to have redeemed as provided in such written notice. The Shares being purchased pursuant to this Section 3 are collectively referred to as the "Redemption Shares". The purchase price to be paid for the Redemption Shares shall be the Base Value Per Share determined in accordance with Section
5. The purchase price for the Redemption Shares shall be paid to the Shareholder in full in cash promptly after the purchase price has been determined as provided herein, but no later than sixty (60) days after the occurrence of the Trigger Event. The Shareholder shall deliver to the Company at such time certificates for the Redemption Shares duly endorsed for transfer and free and clear of any liens, security interests, encumbrances, or claims of any kind whatsoever. Notwithstanding the foregoing, the Shareholder may not elect to have redeemed, in the aggregate, more than one-third of the Shares prior to the first anniversary of the date of this Agreement or more than two-thirds of the Shares prior to the second anniversary of the date of this Agreement.

         4. Redemption of Shares Upon Termination of Employment. Upon the Termination of Employment, the Shareholder or the Shareholder's estate shall sell to the Company, and the Company shall purchase from the Shareholder, all of the Shares. If the Termination of Employment (other than a Termination Without Cause) occurs prior to the first anniversary of the date of this Agreement, the purchase price to be paid for each of the Shares shall be one-third of the Base Value Per Share determined in accordance with Section 5. If the Termination of Employment (other than a Termination Without Cause) occurs after the first anniversary of the date of this Agreement but prior to the second anniversary of the date of this Agreement, the purchase price to be paid for each of the Shares shall be two-thirds of the Base Value Per Share determined in accordance with

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                                    - 308 -

Section 5. If the Termination of Employment occurs after the second anniversary of the date of this Agreement or is a Termination Without Cause, the purchase price to be paid for each of the Shares shall be the Base Value Per Share determined in accordance with Section 5. The purchase price for the Shares shall be paid to Seller in full in cash promptly after the purchase price has been determined as provided herein, but no later than sixty (60) days after the Termination of Employment occurs; and the Shareholder or the Shareholder's estate shall deliver to the Company at such time certificates for the Shares duly endorsed for transfer and free and clear of any liens, security interests, encumbrances, or claims of any kind whatsoever.

         5. Base Value Per Share. For purposes of this Agreement, the "Base Value Per Share" shall be determined by reducing the EBITDA Value (as hereinafter defined) by the long-term debt of the Company at the end of the calendar month immediately preceding the Trigger Event and dividing the result by the total number of issued and outstanding shares of capital stock of the Company. The term "EBITDA Value" shall mean the Operating Cash Flow of the Company for the twelve full calendar months immediately preceding the Trigger Event multiplied by the Cash Flow Multiple. In the event the Company has not been in operation during the entire twelve month period, the Operating Cash Flow of the Company for such period shall be annualized based upon the operations of the Company preceding the Trigger Event. The EBITDA Value shall be determined using the following meanings:

                  (i) "Operating Cash Flow" shall mean the average annual net earnings from operations before interest, income taxes, depreciation and amortization over a specified period.

                  (ii) "Cash Flow Multiple" shall mean the DTN Enterprise Value divided by the Operating Cash Flow of DTN over the eight fiscal quarters immediately preceding the Trigger Event.

                  (iii) "DTN Enterprise Value" shall mean the sum of (i) the average of the Market Value on the last day of each calendar month during the eight fiscal quarters of DTN immediately preceding the Trigger Event and (ii) the average of the daily long-term debt of DTN on the last day of each calendar month during the same eight fiscal quarters.

                  (iv) "Market Value" shall mean the most recent closing market price of DTN's capital stock as reported on NASDAQ multiplied by the total number of shares of such stock issued and outstanding.

Accounting terms used in this Section 5 without definition shall have the meanings generally ascribed to such terms in conformity with generally accepted accounting principles and otherwise using accounting procedures followed by DTN for purposes of reporting its financial performance.

         6. Right to Terminate Shareholder. Nothing in this Agreement shall be construed (i) to confer upon the Shareholder the right to continue in the employment of the Company or (ii) to affect the right of the Company to terminate the Shareholder's employment at any time.

                                       79

         7. Legend on Certificates. Upon the execution of this Agreement, the Shareholder shall deliver to the Company the certificates for the Shares so that the Company can place a legend in substantially the following form on the reverse side of such certificates:

                  "The shares of stock represented hereby are subject to the terms and conditions of a Stock Redemption Agreement dated [Insert date of this Agreement], between Asset Growth Corporation and [Insert name of Shareholder] (the "Agreement") restricting the transferability of this certificate and of the shares represented hereby. A copy of the Agreement is filed with the corporate records of Asset Growth Corporation.

         8. Dilution and Other Adjustments. In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or other similar event that equitably requires an adjustment in the number, price, or kind of shares that have been sold pursuant hereto, then such adjustment shall be made by the Company.

         9. Notices. Any notice, offer, request, instruction, or other document to be given hereunder by either party to the other shall be in writing and shall be delivered personally or sent by registered mail, if to the Company, addressed to the President of DTN at DTN's principal place of business, and if to the Shareholder, addressed to the Shareholder at his or her residence.

         10. Nonassignability. The rights and obligations of the Shareholder arising under this Agreement shall not be assignable by the Shareholder. Nothing expressed or implied in this Agreement is intended to confer upon any person, other than the parties hereto, and their respective successors, heirs, legal representatives and permitted assigns, any rights, remedies, obligations, or liabilities by reason of this Agreement. In the event of the death of the Shareholder, the provisions of this Agreement shall be binding upon the personal representative of the Shareholder's estate.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Nebraska. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

         12. Entire Agreement. This document contains the entire agreement between the parties hereto with respect to the matters contained herein. This Agreement may not be changed orally but only by a written instrument signed by both the Company and the Shareholder. The headings of the paragraphs in this Agreement are solely for convenient reference.

         13. Waivers. The waiver by the Company of any provision of this Agreement shall not operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

                                       80

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name, and the Shareholder has hereunto affixed his or her signature, all as of the day and year first above written.


                                      Asset Growth Corporation



                                      By:________________________________
                                      Title: ______________________



                                       ________________________________________
                                       [Insert name of Stockholder]

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                                    - 311 -